                                                                  Exhibit 99.f.2

                                                                  EXECUTION COPY

================================================================================


                            NOTE PURCHASE AGREEMENT

                           Dated as of June 1, 2000

                                     Among

                               MCG MASTER TRUST

                                   as Issuer
                                   ---------

                            MCG CREDIT CORPORATION

                                  as Servicer
                                  -----------

                     VARIABLE FUNDING CAPITAL CORPORATION

                                as a Purchaser
                                --------------

                         FIRST UNION SECURITIES, INC.,

                as VFCC Deal Agent and as Administrative Agent
                ----------------------------------------------

================================================================================

                           TABLE OF CONTENTS

                                                                                                        Page

                                                 ARTICLE I.

                                                DEFINITIONS
     Section 1.1    Certain Defined Terms..............................................................    1
     Section 1.2    Other Terms........................................................................    5
     Section 1.3    Computation of Time Periods........................................................    5
     Section 1.4    Effectiveness Against Issuer.......................................................    5

                                                 ARTICLE II

                                            THE PURCHASE FACILITY

     Section 2.1    Sale and Delivery of the Class A Notes.............................................    5
     Section 2.2    The Purchases......................................................................    6
     Section 2.3    Reduction of the Purchase Limit....................................................    7
     Section 2.4    Increased Costs; Capital Adequacy; Illegality......................................    7
     Section 2.5    Taxes..............................................................................    9

                                                ARTICLE III

                                          CONDITIONS OF PURCHASES

     Section 3.1    Conditions Precedent to Initial Purchase...........................................   11
     Section 3.2    Conditions Precedent to Each Purchase..............................................   11

                                                 ARTICLE IV

                                       REPRESENTATIONS AND WARRANTIES

     Section 4.1    Representations and Warranties of the Issuer and the Servicer......................   12
     Section 4.2    Representations, Warranties and Agreements of the Purchasers.......................   16

                                                  ARTICLE V

                                              GENERAL COVENANTS

     Section 5.1    General Covenants of the Issuer....................................................   17
     Section 5.2    General Covenants of the Servicer..................................................   17

                                                 ARTICLE VI

                                              INDEMNIFICATION

     Section 6.1    Indemnities by the Issuer..........................................................   18
     Section 6.2    Indemnities by the Servicer........................................................   19

                                                ARTICLE VII

                                THE ADMINISTRATIVE AGENT AND THE DEAL AGENTS
     Section 7.1    Authorization and Action...........................................................   19
     Section 7.2    Delegation of Duties...............................................................   20
     Section 7.3    Exculpatory Provisions.............................................................   20
     Section 7.4    Reliance...........................................................................   21
     Section 7.5    Non-Reliance on Deal Agents, Administrative Agents and Other Purchasers............   21
     Section 7.6    Deal Agents and Administrative Agent in their Individual Capacities................   22
     Section 7.7    Successor Deal Agents or Administrative Agent......................................   22

                                                ARTICLE VIII

                                         ASSIGNMENTS; PARTICIPATIONS

     Section 8.1    Assignments and Participations.....................................................   22

                                                 ARTICLE IX

                                                MISCELLANEOUS

     Section 9.1    Amendments and Waivers.............................................................   26
     Section 9.2    Notices, Etc.......................................................................   26
     Section 9.3    Ratable Payments...................................................................   27
     Section 9.4    No Waiver; Remedies................................................................   27
     Section 9.5    Binding Effect.....................................................................   27
     Section 9.6    Term of this Agreement.............................................................   27
     Section 9.7    Governing Law......................................................................   27
     Section 9.8    Waiver of Jury Trial...............................................................   28
     Section 9.9    Costs and Expenses.................................................................   28
     Section 9.10   No Proceedings.....................................................................   29
     Section 9.11   Recourse Against Certain Parties...................................................   29
     Section 9.12   Confidentiality....................................................................   30
     Section 9.13   Counterparts.......................................................................   30
     Section 9.14   Rights of the Administrative Agent.................................................   31
     Section 9.15   Limitation of Liability............................................................   32

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
---------

SCHEDULE I          Conditions Precedent to Initial Purchase

EXHIBITS
--------

ANNEX I             Form of Series 2000-1 Borrowing Base Report
EXHIBIT A           Form of Compliance Certificate and Funding Notice

EXHIBIT B                  Form of Related Group Addition Notice
EXHIBIT C                  Form of Assignment and Acceptance

         NOTE PURCHASE AGREEMENT (the "Agreement"), dated as of June 1, 2000, by and among:

                  (1)   MCG MASTER TRUST (the "Issuer");

                  (2)   MCG CREDIT CORPORATION, as Servicer (the "Servicer");

                  (3) VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "VFCC"), as purchaser (a "Purchaser"); and

                  (4) FIRST UNION SECURITIES, INC. ("FUSI"), as agent for VFCC (a "Deal Agent" and the "VFCC Deal Agent"), and as administrative agent (the "Administrative Agent").

         IT IS AGREED as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1    Certain Defined Terms.
                        ---------------------

                  (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in (i) Appendix A to the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of June 1, 2000, by and among the Issuer, the Servicer and MCG Finance Corporation II, and (ii) Article I of the Series 2000-1 Terms Supplement.

                  (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Act:  The Securities Act of 1933, as amended.
---

Administrative Agent: First Union Securities, Inc., and its successors and
--------------------
permitted assigns.

Advance: Any and all advances made by a Purchaser pursuant to Section 2.2 of
-------
this Agreement.


Affected Party: As defined in Section 2.4(a).
--------------


Basic Documents: With respect to the Series 2000-1 Notes, in addition to the
---------------
Basic Documents listed in Appendix A to the Sale and Servicing Agreement, the following documents: the Series

2000-1 Terms Supplement, any Hedging Agreement entered into pursuant to the Series 2000-1 Terms Supplement and each other document entered into in connection with the foregoing, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

Collection Date: The date following the Termination Date on which the principal
---------------
amount of the Class A Notes has been reduced to zero, the Purchasers have received all amounts of interest due in respect of the Class A Notes and other amounts due to the Purchasers in connection with this Agreement and the Basic Documents and each party to this Agreement has received all amounts due to it in connection with this Agreement.

Commercial Paper: On any day, any commercial paper note issued by a Purchaser
----------------
for the purpose of financing or maintaining its investment in the Class A Notes.

Commitment: For each Purchaser, the commitment of such Purchaser to fund
----------
Advances in an amount not to exceed the amount set forth opposite such Purchaser's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

Compliance Certificate: As defined in Section 3.2(c).
----------------------

Deal Agent: With respect to VFCC, the VFCC Deal Agent. With respect to any other
----------
Purchaser, the Person acting as agent for such Purchaser pursuant to a properly completed Related Group Addition Notice in the form of Exhibit B hereto.

Eligible Assignee: (a) A Person whose short-term rating is at least "A-1" from
-----------------
S&P and "P-1" from Moody's, or whose obligations under this Agreement are unconditionally guaranteed by a Person whose short-term rating is at least "A-1" from S&P and "P-1" from Moody's, or (b) such other Person satisfactory to the Purchasers, the Deal Agents and each of the Rating Agencies rating the Commercial Paper.

Facility: The agreements and obligations of the parties hereto, as evidenced by
--------
the terms and provisions of this Agreement.

Facility Termination Date: May 31, 2003 or such other date to which the Facility
-------------------------
Termination Date may be modified in accordance with the terms of Section 2.1.

Fee Letter: The letter agreement, dated as of June 1, 2000, between the Issuer
----------
and the VFCC Deal Agent, as amended from time to time, and any other similar agreement entered into from time to time between the Issuer and a Purchaser or its Deal Agent.

First Union: First Union National Bank, in its individual capacity, and its
-----------
successors or assigns.

Funding Notice:  As defined in Section 2.1(b).
--------------

GAAP: Generally accepted accounting principles as in effect from time to time in
----
the United States.

Increased Costs: Any amounts required to be paid by the Issuer to an Affected
---------------
Party pursuant to Section 2.4.

Indemnified Amounts: As defined in Section 6.1.
-------------------

Indemnified Party: As defined in Section 6.1.
-----------------

Initial Purchase Date: The date on which the initial Purchaser initially
---------------------
purchases the Class A Note from the Issuer.

Minimum Subordination Amount: For any date of determination, the greater of (i)
----------------------------
the excess of (x) the Outstanding Amount of the Class A Notes divided by 1.00 minus the Minimum Subordination Percentage over (y) the Outstanding Amount of the Class A Notes and (ii) $10 million prior to the last day of the Ramp-up Period, and $40 million thereafter; provided, however, that from and after the occurrence of an Event of Default (unless such Event of Default is waived pursuant to the terms of the Basic Documents) the Minimum Subordination Amount shall equal the Outstanding Amount of the Class A Notes.

Minimum Subordination Percentage: For any date of determination during the
--------------------------------
Ramp-up Period, 20% and, for any date of determination after the Ramp-up Period, the greater of (i) 20% and (ii) a fraction, expressed as a percentage, the numerator of which is three times the largest single Obligor commitment and the denominator of which is the AOLB; provided, however, that from and after the occurrence of an Event of Default (unless such Event of Default is waived pursuant to the terms of the Basic Documents), the Minimum Subordination Percentage shall equal 100%.

Purchase: The initial purchase by a Purchaser of the Class A Notes from the
--------
Issuer and the payment of any additional Advance by a Purchaser.

Purchase Date:  Any day on which a Purchaser makes a Purchase.
-------------

Purchase Limit: (i) $150,000,000; or (ii) such other amount as may be agreed to
--------------
in writing among the Issuer and the Deal Agents; provided, however, that at all
                                                 --------  -------
times, on or after the Termination Date, the "Purchase Limit" shall mean the then Outstanding Amount of the Class A Notes and, provided, further, that the
                                                  --------  -------
"Purchase Limit" may be reduced in accordance with the provisions of Section
2.3.

Purchaser: Variable Funding Capital Corporation, and any other Person obligated
---------
to fund Advances pursuant to this Agreement or a properly completed Related Group Addition Notice in the form of Exhibit B hereto or a properly completed
                                     ---------
Assignment and Acceptance in the form of Exhibit C hereto, together with their
                                         ---------
successors and permitted assigns.

ratable: With respect to each Related Group shall mean the fraction, expressed
-------
as a percentage, the numerator of which is the Commitment applicable to all Purchasers in such Related Group and the denominator of which is the aggregate Commitment applicable to all Purchasers in all Related Groups.

Rating Agency: Each of S&P, Moody's and any other rating agency that has been
-------------
requested to issue a rating with respect to the commercial paper notes issued by a Purchaser.

Register: As defined in Section 8.1(c).
--------

Related: VFCC and the VFCC Deal Agent are deemed to be "related" as one group,
-------
and for any other Purchaser, such Purchaser and its Deal Agent shall be deemed to be "related" as another group.

Related Group: For each Purchaser, (i) such Purchaser and its related Deal
-------------
Agent, and (ii) any other Purchaser having the same related Deal Agent.

Required Purchasers: At a particular time, 51% of the Purchasers.
-------------------

Required Rating: A rating of at least "A" by S&P and "A2" by Moody's (pertaining
---------------
to a party's long-term unsecured debt obligations), and at least "A-1" by S&P and "P-1" by Moody's (pertaining to a party's short-term unsecured debt obligations).

Seller: MCG Finance Corporation II, a Delaware corporation, and its permitted
------
successors and assigns.

Series 2000-1 Terms Supplement: The Series 2000-1 Terms Supplement dated as of
------------------------------
June 1, 2000 to the Indenture, between the Issuer and the Indenture Trustee.

Servicer Indemnified Amounts: As defined in Section 6.2.
----------------------------

Servicer Indemnified Party: As defined in Section 6.2.
--------------------------

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill
---
Companies, Inc., and any successor thereto.

Taxes: Any present or future taxes, levies, imposts, duties, charges,
-----
assessments or fees of any nature (including interest, penalties, and additions thereto other than those arising out of an Affected Party's negligence or willful misconduct) that are imposed by any government or other taxing authority.

Termination Date: The earliest of (a) the Business Day designated as the
----------------
Termination Date by the Issuer upon at least 2 Business Days' prior written notice to each Deal Agent, (b) the date on which the Liquidity Agreement shall cease to be in full force and effect, (c) the date on which a

Termination Event occurs or (d) the second Business Day preceding the Facility Termination Date.

UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.
---

United States: The United States of America.
-------------

VFCC Agent's Account: For amounts payable to VFCC or any VFCC-related entity, a
--------------------
special account (account number 22341) in the name of the VFCC Deal Agent, or in the name of VFCC, as the case may be, maintained at Bankers Trust Company, or such other account as the VFCC Deal Agent may advise the Issuer.

         Section 1.2    Other Terms.
                        -----------

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, as applicable, and not specifically defined herein, are used herein as defined in such Article 9.

         Section 1.3    Computation of Time Periods.
                        ---------------------------

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         Section 1.4    Effectiveness Against Issuer.
                        ----------------------------

         The Owner Trustee is executing this Agreement on behalf of the Issuer on June 16, 2000 and this Agreement is effective vis-a-vis the Issuer as of such date.

                                  ARTICLE II

                             THE PURCHASE FACILITY

         Section 2.1    Sale and Delivery of the Class A Notes.
                        --------------------------------------

                (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Issuer agrees to deliver to the Administrative Agent, on or before the Initial Purchase Date, the Class A Notes, which Class A Notes shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of the Administrative Agent or its nominee.

                (b) On the terms and conditions hereinafter set forth, the Issuer may request the Purchasers to increase the principal outstanding on the Class A Notes (each such request, a "Funding Notice"), each such Funding Notice to be on the terms and conditions set forth herein and in the Indenture and substantially in the form of Exhibit A hereto. On each day prior to the
                             ---------

Termination Date and subject to the satisfaction of the terms and conditions hereinafter set forth (including, without limitation, Section 2.2(b)), each Purchaser shall make a Purchase of its ratable share of the amount requested under a Funding Notice from time to time during the period from the date hereof to but not including the Termination Date. Notwithstanding anything to the contrary herein contained, no Purchaser shall have any obligation to make any Purchase if, after giving effect to such Purchase, the aggregate amount of outstanding Purchases made by such Purchaser would exceed the lesser of (X) such Purchaser's ratable share of the lesser of (i) the Purchase Limit or (ii) the amount such that immediately after such Purchase the Subordination Amount for the Series 2000-1 Notes would be less than the Minimum Subordination Amount or
(Y) such Purchaser's Commitment. Prior to executing a Related Group Addition Notice, each Purchaser that is part of a new Related Group shall purchase from the Purchasers of each existing Related Group, its ratable share of all outstanding Advances.

           (c) If the Liquidity Agreement shall cease to be in effect prior to the Facility Termination Date, the VFCC Deal Agent shall provide written notice thereof to the Issuer, the Seller, the Servicer and the Indenture Trustee not less than 90 days prior to the date the Liquidity Agreement ceases to be in effect.

           (d) The Issuer may, within 60 days, but no later than 45 days, prior to the then Facility Termination Date, by written notice to each Deal Agent, with a copy to the Indenture Trustee, request the Purchasers to extend the Facility Termination Date. Each of the Purchasers shall make a determination, in its sole discretion and after a full credit review, within 15 days of the Facility Termination Date, as to whether or not it will agree to extend the Facility Termination Date; provided, however, that the failure of the
                                      --------  -------
Purchasers to make a timely response to the Issuer's request for extension of the Facility Termination Date shall be deemed to constitute a refusal by the Purchasers to extend the Facility Termination Date. The Facility Termination Date shall only be extended upon the consent of 100% of the Purchasers. Any such renewal shall become effective only upon written confirmation to the Issuer by each Deal Agent on behalf of its related Purchaser of its agreement to so renew and upon receipt by each Deal Agent of any fees required to be paid in connection with such renewal and any such renewal shall be binding upon the related Purchaser.

     Section 2.2  The Purchases.
                  -------------

           (a) Subject to the conditions described in Section 2.1, the initial Purchase shall be made in accordance with the procedures described in
Section 2.2(b). After the date of the initial Purchase, until the occurrence of the Termination Date, the Purchasers shall make subsequent Purchases in accordance with the provisions of the Indenture, but subject to the provisions of Section 2.1(b) and Section 2.2 hereof.

           (b) Each Purchase shall be made two Business Days (or such longer period as may be requested by the Issuer) after receipt by the Purchaser of a written Funding Notice substantially in the form of Exhibit A hereto delivered
                                                    ---------
by the Issuer to each Deal Agent. Such Funding Notice shall include a completed Series 2000-1 Borrowing Base Report substantially in the form of Annex 1
                                                                 -------
thereto. Each Funding Notice (along with the Series 2000-1 Borrowing

Base Report) must be received by the Deal Agents no later than 3:00 p.m. on a Business Day. If any Funding Notice (or Series 2000-1 Borrowing Base Report) is received by a Deal Agent after 3:00 p.m. on a Business Day or on a day that is not a Business Day, such Funding Notice (or Series 2000-1 Borrowing Base Report) shall be deemed to be received by such Deal Agent at 9:00 a.m. on the next following Business Day. Each such notice shall specify the amount by which the principal of the Note is to increase on such Purchase Date. Each amount specified in any such notice must be in an aggregate amount for all Purchasers at least equal to (i) $5,000,000 in the case of the initial Purchase and (ii) $500,000 in the case of any subsequent Purchase, and integral multiples of $100,000 in excess thereof provided, however, that such Advance shall not cause
                           --------  -------
the Outstanding Amount of the Class A Notes to exceed the lesser of (i) the Purchase Limit or (ii) the amount such that immediately after such Purchase the Subordination Amount for the Series 2000-1 Notes would be less than the Minimum Subordination Amount. On the date of such Purchase, each Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Issuer, in same day funds, in the Funding Account, an amount equal to such Purchaser's ratable share of the Purchase.

         Section 2.3   Reduction of the Purchase Limit.
                       -------------------------------

         The Issuer may, upon at least 30 days' written notice to the Deal Agents, with a copy to the Indenture Trustee, terminate in whole or reduce in part the unused Purchase Limit; provided, however, that each partial reduction
                                --------  -------
of the Purchase Limit shall be in amounts equal to $1,000,000 or an integral multiple thereof. Each notice of reduction or termination pursuant to this
Section 2.3 shall be irrevocable unless waived by the Deal Agents.

         Section 2.4   Increased Costs; Capital Adequacy; Illegality.
                       ---------------------------------------------

                  (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or
(ii) the compliance by a Purchaser, all assignees and participants of a Purchaser, the VFFC Deal Agent or any Affiliate of the foregoing (each of which, an "Affected Party") with any new guideline or request from any central bank or other governmental agency or authority having authority over the Affected Party (whether or not having the force of law), (A) shall subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to a Purchase, or any right to make Purchases hereunder, or on any payment made hereunder or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the interest rate on the Class A Notes), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) shall impose any other condition affecting a Purchase or a Purchaser's rights hereunder, the result of which event of clauses (i) or
(ii) is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be reasonable and accompanied by a statement setting forth in reasonable detail the basis and calculations supporting such demand), the Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered. The Issuer shall also have the right to give a notice of termination and terminate the Agreement; provided, however, the Issuer shall immediately pay
                             --------  -------
to the Purchasers an amount equal to the sum of all amounts due under the Class A Note on such date, together with all of the Purchasers' fees and costs occasioned by such early termination, and shall immediately pay to each Hedge Counterparty any amounts owed to such Hedge Counterparty under any Hedging Agreement or Hedge Transaction (including Hedge Breakage Costs). The Issuer shall remain liable for any and all amounts due under this Section 2.4(a) which accrued prior to the effective date of such termination.

                  (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any new law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency having authority over the Affected Party (whether or not having the force of law), regarding capital adequacy, has or will have the effect of reducing the rate of return on the capital of any Affected Party (including, without limitation, any capital requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any capital requirement, if any, included in the determination of the interest rate on the Note) as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party after the Affected Party has accrued, expensed or realized such reduced rate of return (which demand shall be accompanied by a statement setting forth the basis for such demand), the Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

                  (c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, then within ten days after demand by such Affected Party, the Issuer shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

                  (d) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Issuer a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

                  (e) If a Purchaser shall notify its related Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, such Deal Agent shall notify the Issuer and the Servicer, whereupon all Advances in respect of which interest accrues at the Adjusted Eurodollar Rate shall immediately be converted into an Advance in respect of which interest accrues at the Base Rate.

         Section 2.5  Taxes.
                      -----

                  (a) All payments made by the Issuer or the Servicer under this Agreement or the other Basic Documents will be made free and clear of and without deduction or withholding for or on account of any Taxes. In such event, the Issuer or Servicer (as the case may be) shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to such Person will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on a Purchaser with respect to payments required to be made by the Issuer or Servicer under this Agreement, by a taxing jurisdiction in which such Purchaser is organized or conducts business (as the case may be). If a Purchaser pays any Taxes in respect of which the Issuer is obligated to pay Additional Amounts under this Section 2.5(a), to the extent such Purchaser has not been reimbursed previously the Issuer shall promptly reimburse such Purchaser in full. If the Issuer or Servicer pays any Additional Amount that ultimately is determined not to be properly payable as an Additional Amount under this Section 2.5(a), the applicable Purchaser shall reimburse the Issuer or Servicer, as the case may be, for such amount upon receipt of evidence satisfactory to such Purchaser that such amount was not properly payable.

         At the time any Tax in respect of which the Issuer or the Servicer has paid an Additional Amount becomes due, then unless the Issuer would have been responsible for the payment of such Tax under Section 2.4(a)(ii)(A), each Purchaser shall rebate to the Issuer or the Servicer, as the case may be, the amount of such Tax owed by such Purchaser which was paid as an Additional Amount.

                  (b) To the extent not otherwise paid pursuant to Section 2.4, the Issuer will indemnify each Purchaser and the each Deal Agent for the full amount of Taxes in respect of which the Issuer is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Purchaser or Deal Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that such Purchaser or
                                   --------  -------
Deal Agent, as appropriate, making a demand for indemnity payment shall provide the Issuer, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a Responsible Officer of such Purchaser or Deal Agent stating or otherwise evidencing that such Purchaser or Deal Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten Business Days from the date the Purchaser or the Deal Agent (as the case may be) makes written demand therefor.

          (c) Within 30 days after the date of any payment by the Issuer of any Taxes, the Issuer will furnish to the appropriate Deal Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

          (d) If a Purchaser is not created or organized under the laws of the United States or a political subdivision thereof, such Purchaser shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Issuer and the Servicer with a copy to each Deal Agent (i) within 15 days after the date hereof, or, if later, the date on which such Purchaser becomes a Purchaser hereunder two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Issuer (or the Servicer on behalf of the Issuer) to make payments hereunder for the account of such Purchaser, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.5(d), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Issuer to make payments hereunder for the account of such Purchaser, without deduction or withholding of United States federal income or similar Taxes.

          (e) For any period with respect to which a Purchaser or a Deal Agent has failed to provide the Issuer with the appropriate form, certificate or statement described in clause (d) of this section (other than if such failure is due to a change in law occurring after the date of this Agreement), such Deal Agent or such Purchaser, as the case may be, shall not be entitled to the protections of clauses (a) or (b) of this Section or Section 2.4 with respect to any Taxes or Additional Amounts.

          (f) The Issuer or the Servicer, as the case may be, shall be entitled to receive solely from the applicable Governmental Authority, any refunds payable by such Governmental Authority in respect of Taxes paid by the Issuer or the Servicer pursuant to this Section 2.5 or amounts paid by the Issuer pursuant to Section 2.4. Within 30 days of the written request of the Issuer or the Servicer therefor, the Deal Agent and the Purchaser, as appropriate, shall execute and deliver to the Issuer or the Servicer such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Issuer or the Servicer in applying for refunds of Taxes remitted under this Section 2.5 or amounts paid pursuant to
Section 2.4; provided, however, that the Deal Agent and the Purchaser shall not
             --------  -------
be required to deliver such certificates, forms or other documents if they reasonably determine that the delivery of such certificate, form or other document would have a material adverse affect on the Deal Agent or Purchaser; and, provided, further, that the Issuer shall reimburse the Deal Agent or
     --------  -------
Purchaser for any reasonable expenses incurred in the delivery of such certificate, form or other document.

          (g) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchasers in connection with this

Agreement or the funding or maintenance of Purchases hereunder, the Purchasers are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this section, then within ten Business Days after demand by the Purchasers, the Issuer shall pay to the Purchasers such additional amount or amounts as may be necessary to reimburse the Purchasers for any amounts paid by them.

           (h) Without prejudice to the survival of any other agreement of the Issuer hereunder, the agreements and obligations of the Issuer contained in this section shall survive the termination of this Agreement.

           (i) Any Purchaser making a claim under this section shall submit to the Issuer a certificate as to such Taxes, which certificate shall be conclusive absent demonstrable error.

                                  ARTICLE III

                            CONDITIONS OF PURCHASES

     Section 3.1  Conditions Precedent to Initial Purchase.
                  ----------------------------------------

     The initial Purchase hereunder is subject to the satisfaction, on or before the date of such purchase, as determined by the Administrative Agent, of each condition precedent listed in Schedule I.
                              ----------

     Section 3.2  Conditions Precedent to Each Purchase.
                  -------------------------------------

     Each Purchase (including the initial Purchase) from the Issuer shall be subject to the further conditions precedent: (a) the Deal Agents shall have received a Funding Notice (along with a Series 2000-1 Borrowing Base Report) no later than 3:00 p.m. (Eastern time) on the second Business Day immediately prior to the date of such Purchase, (b) on the date of such Purchase the following statements shall be true and the Issuer by accepting the amount of such Purchase shall be deemed to have certified that:

           (i) The representations and warranties contained in Section 4.1 are true and correct on and as of such day as though made on and as of such date,

           (ii) No event has occurred and is continuing, or would result from such Purchase which constitutes a Termination Event or a Potential Termination Event,

           (iii) On and as of such day, after giving effect to such Purchase, the Outstanding Amount of the Class A Notes does not exceed the lesser of
     (x) the Purchase Limit, or (y) the amount such that the Subordination Amount for the Series 2000-1 Notes would be less than the Minimum Subordination Amount,

           (iv) The Servicer shall have received from the Indenture Trustee a receipt in the form of Exhibit F to the Sale and Servicing Agreement acknowledging that the

       Indenture Trustee has received the documents required to be delivered to it pursuant to Section 2.04 of the Sale and Servicing Agreement,

           (v) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase by the Purchaser in accordance with the provisions hereof; and

(c) no later than 3:00 p.m. (Eastern time) on the second Business Day preceding the date of each such Purchase the Deal Agents shall have received a certificate, substantially in the form of Exhibit A hereto, of the President, an
                                          ---------
Executive Vice President, a Senior Vice President, a Vice President, the Controller, the Treasurer or any Assistant Treasurer of the Servicer and of the Issuer (i) setting forth all information required under Section 2.2(b) hereof, and (ii) certifying that each of the conditions set forth in Section 3.2(b) has been satisfied in full on or before such day and, with respect to all determinations of each element of each calculation necessary to satisfy the conditions in Section 3.2(b)(iii), that such calculations and determinations shall be based upon amounts and percentages as of the date thereof (such certificate being referred to herein as a "Compliance Certificate") and dated as of the date of such request; and, (d) the Deal Agents shall have received, for their own account and for the accounts of the Purchasers, all fees and expenses required by the Agreement to be paid on or before the date of such Purchase.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

       Section 4.1  Representations and Warranties of the Issuer and the
                    ----------------------------------------------------
Servicer.
--------

       The Issuer represents and warrants as follows:

           (a) The Issuer is duly organized and validly existing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed and qualified in each state where the applicable laws of such state require licensing or qualification in order to conduct business of the type conducted by it and perform its obligations hereunder, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the condition of the Issuer; the Issuer has all requisite trust power and authority to execute and deliver this Agreement and each other Basic Document to which it is a party and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and each other Basic Document to which it is a party (including all instruments of transfer to be delivered pursuant to this Agreement) by the Issuer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary trust action; and this Agreement and each other Basic Document to which it is a party evidence the valid, binding and enforceable obligations of the Issuer and all requisite trust action has been taken by the Issuer to make this Agreement and each other Basic Document to which it is a party valid, binding and enforceable upon the Issuer in accordance with its respective terms, subject, in each case, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Commercial Loans by the Issuer.

          (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Issuer make no such representation or warranty), that are necessary in connection with the purchase and sale of the Notes and the execution and delivery by the Issuer of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and each other Basic Document to which it is a party and the other documents on the part of the Issuer and the performance by the Issuer of its obligations under this Agreement and the other Basic Documents to which it is a party;

          (c) The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Issuer is a party will not result in the breach of any terms or provisions of the Trust Agreement or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Issuer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Issuer or its property is subject;

          (d) Neither this Agreement or any other Basic Document to which the Issuer is a party nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or any other Basic Document to which the Issuer is a party or in connection with the transactions contemplated hereby and thereby contains as of the date thereof any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made;

          (e) The Issuer believes that it can perform each and every covenant contained in this Agreement or any other Basic Document to which it is a party;

          (f) There is no action, suit, proceeding or investigation pending or, to the best of the Issuer's knowledge, threatened against the Issuer which, either in any one instance or in the aggregate, (i) would be likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Issuer or in any material impairment of the right or ability of the Issuer to carry on its business substantially as now conducted, or in any material liability on the part of the Issuer or of any action taken or to be taken in connection with the obligations of the Issuer contemplated herein, or which would be likely to impair materially the ability of the Issuer to perform under the terms of this Agreement or any other Basic Document to which the Issuer is a party or (ii) would draw into question the validity of this Agreement or any other Basic Document to which the Issuer is a party or the Commercial Loans;

          (g) Neither the Issuer nor the Servicer will constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (h) The Issuer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Issuer or its properties or might have consequences that would materially and adversely affect its performance hereunder;

          (i) The origination and collection practices used with respect to each Commercial Loan have been in all material respects legal, proper, prudent and customary in the commercial loan origination and servicing business and comply in all material respects with the Credit and Collection Policy;

          (j) The Issuer is solvent, and the Issuer will not be rendered insolvent as a result of the transfer of the Commercial Loans to the Issuer or the sale of the Notes and Certificates;

          (k) The chief executive office of the Issuer as of the date hereof is located in either Arlington, Virginia or Wilmington, Delaware and the legal name of the Issuer as of the date hereof is as set forth on the UCC-1 financing statements filed on behalf of the Issuer, such offices are the place where the Issuer is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code as in effect in the State of New York, and neither the location of such offices nor the legal name of the Issuer has changed in the past four months; and

          (l) No proceeds of any Purchase will be used by the Issuer to acquire any security in any transaction which is subject to Section 14 of the Securities Exchange Act of 1934, as amended, or is required to be disclosed on a Schedule 13D.

          (m) The Issuer shall have given reasonably equivalent value in consideration for the transfer to the Issuer of the Commercial Loans under the Sale and Servicing Agreement, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code or similar law.

          (n) The Issuer is operated as an entity with assets and liabilities distinct from those of the Servicer and any Affiliates thereof (other than the Issuer), and the Issuer hereby acknowledges that the Deal Agents and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Issuer's identity as a separate legal entity from the Servicer and from each such other Affiliate of the Servicer.

               (o) The Issuer has granted a security interest (as defined in the UCC) to the Indenture Trustee in the Commercial Loans and the other assets being pledged under the Indenture, which is enforceable as a first priority security interest in accordance with applicable law upon execution and delivery of the Indenture, the Issuer acquiring an interest in such assets, the filing of the UCC Financing Statements, and the Issuer delivering the Commercial Loans to the Indenture Trustee together with all appropriate endorsements. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Indenture Trustee in the Commercial Loans and the other assets being pledged under the Indenture have been (or prior to the applicable Purchase will be) made.

               (p) The Issuer does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than the Supplemental Interests.

               (q) Neither the Issuer nor the Servicer nor any person acting on behalf of either of them (exclusive of the Deal Agents, the Purchasers or the Indenture Trustee) has offered to sell the Series 2000-1 Notes by any form of general solicitation or general advertising. Neither the Issuer nor the Servicer has offered or sold the Series 2000-1 Notes or other similar security in any manner that would render the issuance and sale of the Series 2000-1 Notes a violation of the Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

               (r) Immediately prior to the transfer of the Commercial Loans to the Issuer, the Seller held good and indefeasible title to, and was the sole owner of, such Commercial Loans subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment contemplated by the Sale and Servicing Agreement, the Issuer will hold good and indefeasible title to, and will be the sole owner of, such Commercial Loans subject to no liens, charges, mortgages, encumbrances or rights of others except as contemplated by the Basic Documents.

               (s) Each Commercial Loan on the applicable Transfer Date is an Eligible Loan.

          The Servicer represents and warrants as follows:

               (a) The representations and warranties made by the Issuer, the Seller or the Servicer in the Indenture, this Agreement, the Sale and Servicing Agreement, and the other Basic Documents to which they are a party and made in any officer's certificate of the Issuer, the Seller or the Servicer delivered pursuant to the Indenture, this Agreement, the Sale and Servicing Agreement and the other Basic Documents to which they are a party will be true and correct in all material respects at the time made (except as otherwise disclosed to the recipient thereof).

               (b) There is no payment default under any agreement for borrowed money by any subsidiary of the Servicer (excluding the Seller and the Issuer) the default of which either (a) will result in a material adverse change in the financial condition of the Servicer taken as a whole, or (b) will materially impair the ability of the Servicer to perform its obligations under the Basic Documents, or (c) will have a material adverse effect on the rights of the Noteholders under the Basic Documents, or (d) will have a material adverse effect on the Collateral or the Noteholders.

         The representations and warranties set forth in this section shall survive the initial Purchase of the Class A Notes and any future Purchases. Upon discovery by the Issuer, the Servicer, any Purchaser or any Deal Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 4.2    Representations, Warranties and Agreements of the
                        -------------------------------------------------
                        Purchasers.
                        ----------

         Each Purchaser hereby represents and warrants to, and agrees with, the Issuer that:

               (a) The Purchaser understands that the Class A Notes purchased by it have not been registered under the Act or the securities laws of any State and, if the Class A Notes are not then registered under applicable federal and State securities law (which registration the Issuer is not obligated to effect), it will not offer to sell, transfer or otherwise dispose of the Class A Notes or any portion thereof except in a transaction which is exempt from such registration.

               (b) The Purchaser is acquiring the Class A Notes for its own account, and not as a nominee for any other Person, and the Purchaser is not acquiring the Class A Notes with a view to or for sale or transfer in connection with any distribution of the Class A Notes under the Act, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

               (c) The Purchaser will not dispose of the Class A Notes or any portion thereof purchased by it in violation of any applicable securities laws.

               (d) The Purchaser is an "accredited investor" as defined in Regulation D under the Act, that is experienced in making investments such as the Advances and is able to evaluate the merits and risks involved in financing Commercial Loans.

               (e) The Purchaser is not, and is not purchasing for, or on behalf of, a "benefit plan investor" as such term is defined in 29 C.F.R.
(s)2510.3-101, unless the transfer to, or holding of the Class A Notes by, such Person will either: (i) not result in any prohibited transaction under Title I of the Employee Retirement Income Security Act of 1974, as amended, or excise taxes under Section 4975 of the Internal Revenue Code of 1986, as amended, or
(ii) result in a prohibited transaction, but any such transaction will be eligible for exemptive relief under Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective trust funds), Prohibited Transaction Class Exemption 90-1 (relating to investments by insurance company separate accounts), Prohibited Transaction Class Exemption 95-60 (relating to investments by insurance company general accounts), Prohibited Transaction Class Exemption 84-14 (relating to investments by qualified professional asset managers) or Prohibited Transaction Class Exemption 96-23 (relating to investments by in-house asset managers).

               (f) Neither the Purchaser nor any Person acting on its behalf has offered to sell the Class A Notes by any form of general solicitation or general advertising. The Purchaser has not offered the Class A Notes in any manner that would render the issuance and sale of the Class A Notes a violation of the Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any Person to act in such manner.

                                   ARTICLE V

                               GENERAL COVENANTS

         Section 5.1  General Covenants of the Issuer.
                      -------------------------------

               (a) The Issuer hereby agrees to notify the Administrative Agent, as soon as possible, and in any event within five (5) Business Days after notice to the Issuer, of (a) the occurrence of any Termination Event, (b) any Potential Termination Event, (c) the failure of the Issuer to observe any of its material undertakings under the Basic Documents, or (d) any change in the status or condition of the Issuer or the Commercial Loans in the aggregate that would reasonably be expected to adversely affect in a material respect the Issuer's ability to perform its obligations under the Basic Documents.

               (b) The Issuer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Class A Notes in a manner that would require the registration under the Act of the sale to the Purchasers of the Class A Notes.

         Section 5.2  General Covenants of the Servicer.
                      ---------------------------------

               (a) The Servicer hereby agrees to notify the Administrative Agent, as soon as possible, and in any event within five (5) Business Days after notice to the Servicer, of (a) the occurrence of any Termination Event, (b) any Potential Termination Event, (c) the failure of the Servicer to observe any of its material undertakings under the Basic Documents, (d) the commencement of any lawsuit, proceeding or investigation that, if determined adversely against the Servicer, could reasonably be expected to have a material adverse effect on the Class A Notes, the Servicer's ability to perform its obligations under the Basic Documents or in the financial condition, results of operations or business or property of the Servicer and its Affiliates, or (e) any change in the status or condition of the Servicer or the Commercial Loans in the aggregate that would reasonably be expected to adversely affect in a material respect the Servicer's ability to perform its obligations under the Basic Documents.

               (b) The Servicer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Class A Notes in a manner that would require the registration under the Act of the sale to the Purchasers of the Class A Notes.

          (c) Promptly upon the request of the Administrative Agent, the Servicer shall cause to be delivered to the Administrative Agent a certified true copy of the fidelity bond and insurance policy referenced in Section 4.09 of the Sale and Servicing Agreement.

          (d) Promptly upon the written request of the Administrative Agent, the Servicer shall call for payment its unfunded capital commitments in such amount as the Administrative Agent may request; provided, however, that such amount shall not exceed the excess, if any, of (i) $115,000,000, over (ii) the consolidated net worth of Servicer (exclusive of unfunded capital commitments).

                                  ARTICLE VI

                                INDEMNIFICATION

     Section 6.1  Indemnities by the Issuer.
                  -------------------------

     (a) Without limiting any other rights that any Person may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each of the Deal Agents, the Administrative Agent, the Secured Parties, and each of their respective Affiliates and officers, directors, employees and agents thereof, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called an "Indemnified Party") from and against any and all actual damages, losses, claims, liabilities and related reasonable costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of, or resulting from the breach by the Issuer of any representation, warranty, covenant or obligation of the Issuer of, this Agreement, any Basic Document or the Class A Notes, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any related Indemnified Party or any Affiliate thereof.

     (b) If as a result of any breach by the Issuer of any representation, warranty, covenant or obligation of the Issuer of this Agreement, any Basic Document or the Class A Notes, any Indemnified Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Indemnified Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, the Issuer shall pay to such Indemnified Party such additional amount or amounts as may be necessary to reimburse such Indemnified Party for any amounts paid by it, excluding, however, amounts resulting from the gross negligence or willful misconduct on the part of such Indemnified Party, such bank or other financial institution or any Affiliate thereof.

     (c)  Any amounts subject to the indemnification provisions of this Section
6.1 shall be paid by the Issuer to the Indemnified Party within ten (10) Business Days following the Indemnified Party's demand therefor, setting forth in reasonable detail the basis therefor.

         Section 6.2   Indemnities by the Servicer.
                       ---------------------------

         (a) Without limiting any other rights that any Person may have hereunder or under applicable law (but subject to such limitations as may be included in the Basic Documents concerning the Servicer's obligations to repurchase Commercial Loans), the Servicer hereby agrees to indemnify each of the Deal Agents, the Administrative Agent, the Secured Parties, and each of their respective Affiliates and officers, directors, employees and agents thereof, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called a "Servicer Indemnified Party") from and against any and all actual damages, losses, claims, liabilities and related reasonable costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Servicer Indemnified Amounts") awarded against or incurred by any of them arising out of, or resulting from the breach by the Servicer of any representation, warranty, covenant or obligation of the Servicer of, this Agreement, any Basic Document or the Class A Notes, excluding, however (i) Servicer Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any related Servicer Indemnified Party or any Affiliate thereof and (ii) losses resulting from the credit risk of the Obligors of the Commercial Loans.

         (b) If as a result of any breach by the Issuer of any representation, warranty, covenant or obligation of the Issuer of this Agreement, any Basic Document or the Class A Notes, any Servicer Indemnified Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Servicer Indemnified Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, the Issuer shall pay to such Servicer Indemnified Party such additional amount or amounts as may be necessary to reimburse such Indemnified Party for any amounts paid by it, excluding, however, amounts resulting from the gross negligence or willful misconduct on the part of such Servicer Indemnified Party, such bank or other financial institution or any Affiliate thereof.

         (c) Any amounts subject to the indemnification provisions of this
Section 6.2 shall be paid by the Servicer to the Servicer Indemnified Party within ten (10) Business Days following the Indemnified Party's demand therefor, setting forth in reasonable detail the basis therefor.

                                  ARTICLE VII

                 THE ADMINISTRATIVE AGENT AND THE DEAL AGENTS

         Section 7.1   Authorization and Action.
                       ------------------------

               Each Purchaser hereby designates and appoints its related Deal Agent as a Deal Agent hereunder, and authorizes its related Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agents by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Purchaser also hereby designates and appoints the Administrative Agent as the Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Purchaser, each Deal Agent and the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or any other Deal Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of a Deal Agent or the Administrative Agent shall be read into this Agreement or otherwise exist for each Deal Agent or the Administrative Agent. In performing its functions and duties hereunder, the Deal Agents and Administrative Agent shall act solely as agent for the Purchasers and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Deal Agents and Administrative Agent shall not be required to take any action which exposes the Deal Agents and Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Deal Agents and Administrative Agent hereunder shall terminate at the indefeasible payment in full of all amounts due under the Class A Notes or under any Fee Letter.

         Section 7.2  Delegation of Duties.
                      --------------------

               (a) The Deal Agents and Administrative Agent may execute any of their duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agents and Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

               (b) At least four Business Days prior to each Remittance Date, each Deal Agent shall provide the Servicer with written notice of the amount of interest and other fees that will be owing to such Deal Agent's Related Group on such Remittance Date. Each Deal Agent shall, upon request of the Servicer, cooperate with the Servicer in explaining how such interest amount was calculated.

         Section 7.3  Exculpatory Provisions.
                      ----------------------

               The Deal Agents and Administrative Agent, and any of their directors, officers, agents or employees, shall not be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Deal Agents and Administrative Agent, the breach of their obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agents and Administrative Agent shall not be under any obligation to any

Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. The Deal Agents and Administrative Agent shall not be deemed to have knowledge of any Event of Default unless the Deal Agents and Administrative Agent have received notice from the Issuer or a Purchaser.

         Section 7.4  Reliance.
                      --------

               The Deal Agents and Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by them reasonably and in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements reasonably and in good faith believed to be correct of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Deal Agents and Administrative Agent. The Deal Agents and Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless they shall first receive such advice or concurrence of the Purchasers or the Required Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Purchasers or other Persons, provided, that unless and until the Deal Agents and Administrative Agent shall
--------
have received such advice, the Deal Agents and Administrative Agent may take or refrain from taking any action, as the Deal Agents and Administrative Agent shall deem advisable and in the best interests of the Purchasers. The Deal Agents and Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Purchasers or the Required Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

         Section 7.5  Non-Reliance on Deal Agents, Administrative Agents and
                      ------------------------------------------------------
                      Other Purchasers.
                      ----------------

         Each Purchaser expressly acknowledges that none of the Deal Agents, the Administrative Agent, nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by the Deal Agents and Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Deal Agents or the Administrative Agent. Each Purchaser represents and warrants to the Deal Agents and the Administrative Agent that it has and will, independently and without reliance upon the Deal Agents, the Administrative Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and made its own decision to enter into this Agreement.

         Section 7.6  Deals Agent and Administrative Agent in their Individual
                      --------------------------------------------------------
                      Capacities.
                      ----------

         The Deal Agents, the Administrative Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Servicer or any Affiliate of the Servicer as though the Deal Agents or the Administrative Agent, as the case may be, were not the Deal Agents or the Administrative Agent, as the case may be, hereunder. With respect to the acquisition of the Class A Notes pursuant to this Agreement, the Deal Agents, the Administrative Agent and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as agent for and on behalf of such Purchaser as though it were not the Deal Agents or the Administrative Agent, as the case may be, and the terms "Purchaser" and "Purchasers" shall include the Deal Agents or the Administrative Agent, as the case may be, in their individual capacity, if it shall become a Purchaser hereunder.

         Section 7.7  Successor Deal Agents or Administrative Agent.
                      ---------------------------------------------

               Each Deal Agent may, upon 5 Business Days' notice to the Issuer and the related Purchasers, and each Deal Agent will, upon the direction of all its related Purchasers (other than such Deal Agent, in its individual capacity) resign as a Deal Agent. The Administrative Agent may, upon 5 Business Days' notice to the Issuer and the Purchasers, and the Administrative Agent will, upon the direction of the Required Purchasers, resign as Administrative Agent. If such Deal Agent or Administrative Agent shall resign, then the Purchasers related to such Deal Agent (with respect to a resigning Deal Agent) or the Required Purchasers (with respect to the resigning Administrative Agent) during such 5-day period shall appoint from among the applicable Purchasers a successor agent. If for any reason no successor Deal Agent is appointed during such 5-day period, then effective upon the expiration of such five-day period, the Purchasers related to such Deal Agent shall perform all of the duties of its related Deal Agent hereunder and the Issuer shall make all payments in respect of the Class A Notes or under any Fee Letter directly to the applicable Purchaser(s) and for all purposes shall deal directly with such Purchasers. No resignation of the Administrative Agent shall be effective until its successor shall have been appointed and accepted such appointment. After the retiring Deal Agent's or Administrative Agent's resignation hereunder as Deal Agent or Administrative Agent, the provisions of this Agreement shall inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Deal Agent or Administrative Agent under this Agreement.

                                 ARTICLE VIII

                          ASSIGNMENTS; PARTICIPATIONS

         Section 8.1  Assignments and Participations.
                      ------------------------------

         (a) With the prior consent of the Administrative Agent, each Purchaser may upon at least 30 days notice to its related Deal Agent, the Issuer and the Servicer, assign to one or more entities that issues commercial paper all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such
                                  --------  -------
assignment shall be of a constant, and not a varying percentage of all of the assigning Purchaser's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Purchaser being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of
(A) $10,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Purchaser's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the related Deal Agent, for their acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit C hereto, together with a processing and recordation fee of
        ---------
$3,500 or such lesser amount as shall be approved by the related Deal Agent (v) such assignment shall not require the Issuer to register as an "investment company" under the Investment Company Act and (vi) the parties to each such assignment shall have agreed to reimburse the related Deal Agent and Purchasers for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the related Deal Agent and Purchasers) incurred by the related Deal Agent and Purchasers, respectively, in connection with such assignment, and, provided, further, that upon the effective
                                      --------  -------
date of such assignment all of the related Purchasers' internal control conditions shall be satisfied. Except with respect to assignments to First Union or any of its banking Affiliates or for assignments to one or more entities that issue commercial paper for which the VFCC Deal Agent acts as Deal Agent, no such assignment shall become effective unless the Issuer shall have consented in writing thereto, which consent will not be unreasonably withheld. Upon such execution, delivery and acceptance by the related Deal Agent and the recording by the related Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the related Deal Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Purchaser hereunder and
(ii) the Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement except with respect to actions theretofore taken (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Purchaser's rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Purchaser assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assigning

Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assignee confirms that it is an Eligible Assignee; (v) such assignee appoints and authorizes each of the related Deal Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto;
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser and (vii) such assignee makes each of the representations and warranties contained in Section 4.2.


               (c) Each Deal Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the related Purchasers and the Commitment of and the interest in the Note owned by each related investor from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Purchasers, the Issuer and the Servicer may treat each Person whose name is recorded in the Register as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Purchasers, the Issuer or the Servicer at any reasonable time and from time to time upon reasonable prior notice.

               (d) Subject to the provisions of Section 8.1(a), upon its receipt of an Assignment and Acceptance executed by an assigning Purchaser and an assignee, the related Deal Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, accept such
                                                   ---------
an Assignment and Acceptance, and the related Deal Agent shall then record the information contained therein in the Register.

               (e) With the prior consent of the Administrative Agent, each Purchaser may sell participations to banks or other entities which qualify as "institutional" accredited investors within the meaning of Rule 501(a)(1)-(3) or
(7) under the Act in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and each interest in the Note owned by it); provided, however, that
                                                       --------  -------
(i) such Purchaser's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such participation shall not require the Issuer to register as an "investment company" under the Investment Company Act and (iv) the Deal Agents and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Purchaser (including any right to receive payment) under Sections 2.4 and 2.5; provided, however, that no
                                                      --------  -------
participant shall be entitled to receive payment under such Sections in excess of the amount that would have been payable under such Sections by the Issuer to the Purchaser granting its participation had such participation not been granted, and no Purchaser granting a participation shall be entitled to receive payment under such Sections in an amount which exceeds the sum of (i) the amount to which such Purchaser is entitled under such Sections with respect to any portion of any interest in the Note owned by such Purchaser which is not subject to any participation, plus (ii) the aggregate amount to which its participants are
                   ----
entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 8.1, the participant's rights as set forth in the agreement between such participant and the applicable Purchaser to agree to or to restrict such Purchaser's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Purchaser may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 9.1 of this Agreement.

                  (f) In the event (i) a Purchaser ceases to qualify as an Eligible Assignee or (ii) a Purchaser or its participants makes demand for compensation pursuant to Sections 2.4 or 2.5, the related Deal Agent may, and, upon the direction of the Issuer and unless an Event of Default then exists, shall, in any such case, notwithstanding any provision to the contrary herein, replace such Purchaser with an Eligible Assignee approved by the Issuer (which approval shall not be unreasonably withheld) by giving three Business Days' prior written notice to such Purchaser. In the event of the replacement of a Purchaser, such Purchaser agrees (i) to assign all of its rights and obligations hereunder to an Eligible Assignee selected by the related Deal Agent and approved by the Issuer (which approval shall not be unreasonably withheld) upon payment to such Purchaser of all amounts due such Purchaser under the Note, together with any accrued and unpaid interest thereon, all accrued and unpaid fees owing to such Purchaser and all other amounts owing to such Purchaser hereunder and (ii) to execute and deliver an Assignment and Acceptance and such other documents evidencing such assignment as shall be necessary or reasonably requested by the Issuer or the related Deal Agent. In the event that any Purchaser ceases to qualify as an Eligible Assignee, such affected Purchaser agrees (1) to give the Issuer and the related Deal Agent prompt written notice thereof and (2) subject to the following proviso, to reimburse the related Deal Agent, the Issuer, the Servicer, and the relevant assignee for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the related Deal Agent, the Issuer, the Servicer and such assignee) incurred by the related Deal Agent, the Issuer, the Servicer and such assignee, respectively, in connection with any assignment made pursuant to this Section 8.1(f) by such affected Purchaser; provided, however, that such affected Purchaser's liability for such costs, fees
--------  -------
and expenses shall be limited to the amount of any up-front fees paid to such affected Purchaser at the time that it became a party to this Agreement pursuant to the related Fee Letter.

                  (g) Nothing herein shall prohibit any Purchaser from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 8.1(a) or Section 8.1(b).

                  (h) Confidentiality: Each Purchaser may, in connection with
                      ---------------
any assignment or participation or proposed assignment or participation pursuant to this Section 8.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Issuer furnished to such Purchaser by or on behalf of the Issuer; provided that such assignee or participant or proposed assignee or participant executes an agreement for the benefit of the

Issuer, in form and substance satisfactory to the Issuer, agreeing to maintain the confidentiality of such information.

                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1  Amendments and Waivers.
                      ----------------------

         (a) Except as provided in Section 9.1(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Issuer, the Servicer, the Deal Agents representing Required Purchasers and the Required Purchasers. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Servicer shall provide the Indenture Trustee and the Owner Trustee with a copy of any amendment, modification or waiver of the Agreement.

               (b) No amendment, waiver or other modification of this Agreement shall:

                      (i) without the consent of the Issuer and each affected Purchaser, (A) extend the Facility Termination Date, (B) reduce the rate or extend the time of payment of interest on the Class A Notes,
         (C) reduce any fee payable to the Deal Agents for the benefit of the Purchasers, (D) except pursuant to Article VIII hereof, change the amount of a Purchaser's pro rata share or a Purchaser's Commitment, (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 9.1(b), (F) consent to or permit the assignment or transfer by the Issuer of any of its rights and obligations under this Agreement or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (E) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

                      (ii) without the written consent of the Issuer and each affected Deal Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Deal Agent.

                  (c) Notwithstanding the foregoing provisions of this Section 9.1, without the consent of the Purchasers, the Deal Agents may, with the consent of the Issuer, which consent will not be unreasonably withheld, enter into a Related Group Addition Notice in the form of Exhibit B solely to add
                                                    ---------
additional Persons as Purchasers hereunder.

         Section 9.2  Notices, Etc.
                      ------------

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telecopied, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or as otherwise set forth in the Basic Documents or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (b) notice by nationally recognized overnight courier, the next Business Day when confirmation of receipt has been obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail or telecopy.

         Section 9.3     Ratable Payments.
                         ----------------

         If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Class A Notes owing to such Purchaser in a greater proportion than that received by any other Purchaser, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Class A Notes held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Class A Notes; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 9.4     No Waiver; Remedies.
                         -------------------

         No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.5     Binding Effect.
                         --------------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 9.6     Term of this Agreement.
                         ----------------------

         This Agreement, including, without limitation, the Issuer's and the Servicer's obligations to observe their covenants set forth in Article V, shall remain in full force and effect until the Collection Date; provided, however,
                                                           --------  -------
that the obligations of the Issuer under Section 2.4, the indemnification and payment provisions of Article VI and the provisions of Section 9.10 and Section
9.11 and the agreements of the parties contained in Sections 9.7, 9.8, 9.9 and
9.12 shall be continuing and shall survive any termination of this Agreement.

         Section 9.7     GOVERNING LAW.
                         -------------

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT

GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         Section 9.8     WAIVER OF JURY TRIAL.
                         --------------------

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 9.9     Costs and Expenses.
                         ------------------

                 (a) The Issuer shall pay all fees and expenses as provided for in each Fee Letter on the day each such fee or expense is stated to be due in such Fee Letter.

                 (b) The Issuer or Servicer shall pay all reasonable costs and expenses (including reasonable fees and disbursements of one counsel retained by and acting on the collective behalf of the Deal Agents, the Administrative Agent and the Purchasers) subsequent to the Closing Date in connection with the preparation, execution and delivery of any waiver, amendment or consent relating to this Agreement or any of the Basic Documents.

                 (c) The Issuer or the Servicer shall pay the reasonable costs and expenses of the Deal Agents, the Administrative Agent and the Purchasers, including, without limitation, the costs and expenses of consulting with one or more persons such as appraisers, accountants and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Deal Agents, the Administrative Agent and the Purchasers hereunder or under any of the other Basic Documents, including any review of factual matters in connection therewith, which expenses shall include all reasonable fees and disbursements of one set of each of such types of Persons, retained by and acting on the collective behalf of the Deal Agents, the Administrative Agent and the Purchasers. The Issuer or Servicer shall pay all reasonable costs and expenses of the Deal Agents, the Administrative Agent and the Purchasers in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Basic Documents relating to, arising out of or in connection with any breach or alleged breach by the Issuer or the Servicer of its representations, warranties, obligators or covenants hereunder or under any other Basic Document, which expenses shall include the reasonable fees and disbursements of one counsel and one set of experts and other consultants retained by and acting on the collective behalf of the Deal Agents, the Administrative Agent and the Purchasers.

         Section 9.10    No Proceedings.
                         --------------

         Each of the Issuer, the Deal Agents, the Administrative Agent, the Purchasers and the Servicer hereby agrees that it will not institute against, or join any other Person in instituting against any Purchaser any bankruptcy, insolvency, winding up, dissolution, receivership, conservatorship or other similar proceeding or action so long as any commercial paper issued by the Purchasers shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

         Section 9.11    Recourse Against Certain Parties.
                         --------------------------------

                 (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee, manager or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such
           -------- --------- ------ --- ----------
party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.11 shall survive the termination of this Agreement.

                 (b) Notwithstanding anything contained in this Agreement, no Purchaser shall have any obligation to pay any amount required to be paid by it hereunder to the Administrative Agent or any Deal Agent, in excess of any amount available to such Purchaser after paying or making provision for the payment of its Commercial Paper. All payment obligations of a Purchaser hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper; and the Administrative Agent and each Deal Agent agrees that they shall not have a claim under Section 101(5) of the United State Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to a Purchaser to pay such amounts after paying or making provision for the payment of its Commercial Paper.

         Section 9.12    Confidentiality.
                         ---------------

                 (a) Each of the Deal Agents, the Administration Agent, the Purchasers, the Servicer and the Issuer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers, members and employees may (i) disclose such information to its external accountants, attorneys, and the agents of such Persons and the other parties to the Basic Documents ("Excepted Persons"), and as required by an applicable law or order of any judicial or administrative proceeding, (ii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in Law or in equity or pursuant to arbitration) involving this Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement, (iii) disclose the existence of the Agreement and the other Basic Documents and the amount thereof but not the financial terms thereof and (iv) disclose the amount of each Purchaser's Commitment, the conditions precedent to each Purchase set forth in
Section 2.2 and the provisions concerning prepayment of the Class A Notes and
-----------
the removal of Commercial Loans from the lien of the Indenture; provided, however, that with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, the Servicer may disclose this Agreement to those of its Affiliates and investors of the Servicer and its Affiliates that have a need to know such information and that are subject to a confidentiality agreement restricting further disclosure of such information and restricting its use other than in connection with its investment in the Servicer or the Originator.

                 (b) Anything herein to the contrary notwithstanding, the Issuer and the Servicer hereby consent to the disclosure of any nonpublic information with respect to it (i) to the Deal Agents or the Purchasers by each other, or (ii) by the Deal Agents or a Purchaser to any Rating Agency or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that such disclosure will not cause the offering of the Class A Notes to be required to be registered under the Act and each such Person is informed of and agrees to honor the confidential nature of such information. In addition, the Purchasers, the Deal Agents, the Issuer, the Servicer, the Seller and the Originator may disclose any such nonpublic information required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings. Further, with the consent of the Servicer, the Purchasers and the Deal Agents may disclose any such nonpublic information to a Commercial paper dealer (subject to reasonable confidentiality provisions).

         Section 9.13    Counterparts.
                         ------------

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letter.

         Section 9.14    Rights of the Administrative Agent.
         ----------------------------------------------------

                  So long as the Class A Notes are Outstanding, the Issuer and the Servicer agree that the Administrative Agent shall have the following rights, which rights the Administrative Agent shall be able to enforce against the Issuer and the Servicer:

                  (i) neither the Issuer nor the Servicer shall consent to any amendment to any of the Basic Documents, or waive any term or condition thereof, without the prior written consent of the Administrative Agent;

                  (ii) the Servicer shall provide the Administrative Agent promptly with a copy of any report, certificate, statement or notice sent to, or provided by, the Servicer pursuant to the Basic Documents;

                  (iii) the Administrative Agent shall have the right, upon reasonable prior notice, during normal business hours, in a manner that does not unreasonably interfere with the Servicer's normal operations or customer or employee relations, and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, that may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of the Basic Documents to which the Servicer is a party;

                  (iv) the Servicer shall not alter, change, modify or amend the Credit and Collection Policy, in whole or in part, in any manner that could have a material adverse effect on the Commercial Loans without the prior written consent of the Administrative Agent;

                  (v) neither the Seller, the Servicer nor the Issuer shall consolidate or merge with or into any other Person, or sell all or substantially all of their respective assets or property, without the prior written consent of the Administrative Agent; and

                  (vi)   no successor Servicer shall be appointed pursuant to
Section 9.02 of the Sale and Servicing Agreement unless the Administrative Agent consents in writing to such appointment.

         Section 9.15      Limitation of Liability.
                           -----------------------

         Notwithstanding any other provision herein or elsewhere, in no event shall Wilmington Trust Company (the "Trust Company") or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder or under any other Basic Document, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other Basic Document, the Owner Trustee and the Trust Company shall be entitled to the benefits of the Trust Agreement.

                             [Signatures to Follow]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE ISSUER:                             MCG MASTER TRUST


                                        By: MCG CREDIT CORPORATION


                                            By /s/ Steven F. Tunney
                                               ---------------------------
                                               Name: Steven F. Tunney
                                               Title: CFO & EVP


THE SERVICER:                           MCG CREDIT CORPORATION


                                            By /s/ Steven F. Tunney
                                               ---------------------------
                                               Name: Steven F. Tunney
                                               Title: CFO & EVP

THE PURCHASERS:                         VARIABLE FUNDING CAPITAL
Commitment: $150,000,000                CORPORATION, a Delaware corporation

                                        By:  First Union Securities, Inc., as
                                             attorney-in-fact

                                             By:    /s/ Darrell R. Baber
                                                    ----------------------------
                                             Name:  Darrell R. Baber
                                                    ----------------------------
                                             Title: Director
                                                    ----------------------------

                                        Variable Funding Capital Corporation
                                        c/o First Union Securities, Inc.
                                        One First Union Center, TW9
                                        Attention:  Conduit Administration
                                        Facsimile Number: (704) 374-2520
                                        Telephone Number: (704) 383-6036

THE DEAL AGENTS                         FIRST UNION SECURITIES, INC.
("VFCC  Deal Agent") and THE
ADMINISTRATIVE AGENT:


                                        By: /s/ James L. Sigman
                                            ------------------------------------
                                        Name: James L. Sigman
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------

                                        First Union Securities, Inc.
                                        One First Union Center, TW9
                                        Charlotte, North Carolina 28288
                                        Attention: Conduit Administration
                                        Facsimile Number: (704) 374-2520
                                        Telephone Number: (704) 383-6036

                                                                      SCHEDULE I

                   CONDITIONS PRECEDENT TO INITIAL PURCHASE

          As required by Section 3.1 of the Agreement, each of the following items must be delivered to the VFCC Deal Agent prior to the date of the initial
Purchase:

          (a) A copy of this Agreement, duly executed by the Issuer, the Servicer and all other parties thereto;

          (b) Certificate of the Issuer and the Secretary or Assistant Secretary of the Servicer and the Seller dated the date of this Agreement, certifying (i) the names and true signatures of its respective incumbent officers authorized to sign this Agreement and the other Basic Documents to be delivered by it hereunder (on which certificate the Deal Agents and the Purchasers may conclusively rely until such time as the Administrative Agent shall receive from the Issuer, the Servicer or the Seller, as the case may be, a revised certificate meeting the requirements of this paragraph (b)), (ii) that the copy of its certificate of trust or certificate of incorporation, as the case may be, attached thereto is a complete and correct copy and that such certificate has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of its trust agreement or bylaws, as the case may be, attached thereto is a complete and correct copy and has not been amended, modified or supplemented and is in full force and effect, and (iv) in the case of the Servicer and the Seller, the resolutions of its board of directors approving and authorizing the execution, delivery and performance by it of each of the Basic Documents to which it is a party;

          (c) Good standing certificates (i) for the Issuer for the State of Delaware, (ii) for the Servicer for the States of Delaware and Virginia and
(iii) for the Seller for the State of Delaware.

          (d) Copies of the executed (i) Indenture (ii) Sale and Servicing Agreement, (iii) all other Basic Documents, (iv) the Fee Letter and (v) the Guaranty of MCG Credit Corporation relating to Sections 2.4 and 2.5 of the Note Purchase Agreement, each duly executed and delivered by each party thereto.

          (e) Copies of all certificates and opinions of counsel delivered pursuant to or in connection with the execution and delivery of the Basic Documents, each addressed to the Administrative Agent for the benefit of the Purchasers.

          (f) An officer's certificate of a Responsible Officer of the Servicer to the effect that each of the conditions to the initial Purchase hereunder and to the authentication of the Note to be delivered on the Initial Purchase Date has been satisfied.

          (g) Opinions of counsel to the Issuer, counsel to the Servicer and counsel to the Seller to the effect (in each case subject to customary qualifications and exceptions) that (i) the interests of the Indenture Trustee in the Commercial Loans are attached, perfected and subject to no prior liens, (ii) each of the Basic Documents to which the Issuer, the Servicer and the Seller is a party is a legal, valid, binding and enforceable obligation of such person, (iii) routine corporate power and authority matters as to the Issuer, the Servicer and the Seller, (iv) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, (v) the Issuer is not an "investment company" as defined in the Investment Company Act of 1940, as amended, or an "affiliated person" of any such "investment company" that is registered or required to be registered under said Act, and
(vi) as to such other or additional matters as may be reasonably requested by the Administrative Agent (including, without limitation, exemption from registration of the Series 2000-1 Notes under federal securities laws and due execution, authentication and delivery of the Series 2000-1 Notes.

          (h) An opinion of counsel to the Originators (subject to customary qualifications and exceptions) as to the "true sale" of the Commercial Loans from the Originators to the Seller.

          (i) An opinion of counsel to the Seller (subject to customary qualifications and exceptions) to the effect that the transfer of the Commercial Loans from the Seller to the Issuer is either a "true sale" or an attached and perfected security interest subject to no prior liens.

          (j) An opinion of counsel to the Seller as to the "non-consolidation" between the Originators and the Seller and the Seller and the Issuer.

          (k) An opinion of counsel to the Seller that the Issuer will not be treated as a corporation or an association taxable as a corporation for federal income tax purposes.

          (l) An opinion of counsel to the Owner Trustee as to the due organization of the Owner Trustee, the enforceability of the Trust Agreement and as to such other matters as the Administrative Agent may reasonably request.

          (m) An opinion of counsel (which may be in-house counsel) to the Indenture Trustee as to the due organization of the Indenture Trustee, the enforceability of the Indenture and as to such other matters as the Administrative Agent may reasonably request.

          (n) All fees and expenses required by this Agreement, the Fee Letter and the other documents to be delivered hereunder or in connection herewith, including but not limited to the reasonable fees and expenses for counsel to the Purchasers and the Deal Agents and the unpaid portion of the Structuring Fee (as defined in the Fee Letter), to be paid on or before the date of the initial Purchase.

          (o) Written evidence satisfactory to the Administrative Agent that MCG Credit Corporation has received capital commitments from outside investors for a minimum of $40,000,000 prior to the Closing Date and that such commitments are callable to be fully funded at the sole discretion of the VFCC Deal Agent subsequent to the occurrence of a Termination Event.

          (p) Written evidence satisfactory to the Administrative Agent that the Servicer has obtained an errors and omissions insurance policy satisfying the criteria of Section 4.09 of the Sale and Servicer Agreement.

                                                                       EXHIBIT A

                      FORM OF COMPLIANCE CERTIFICATE AND
                                FUNDING NOTICE

     I, ________________________________________, _______________ of MCG Credit
Corporation, on behalf of MCG Master Trust (the "Issuer"), hereby certify that, with respect to that certain Note Purchase Agreement, dated as of June 1, 2000 (the "Note Purchase Agreement;" all defined terms in the Note Purchase Agreement are incorporated herein by reference):

     (i) The Issuer hereby requests that a Purchase be made in accordance with the following terms:

     (a)    The Advance related to such Purchase shall be _____________.*

     (b)    The date of such Purchase shall be ___________________.**

     (ii) The representations and warranties contained in Section 4.1 of the Note Purchase Agreement are true and correct as though made on the date hereof.

     (iii) Except as described below, no event has occurred and is continuing, or would result from any Purchase occurring on the date hereof, which constitutes a Termination Event or a Default, or a Potential Termination Event.

     (iv) As of the date hereof (after giving effect to the Purchase requested hereby) the Outstanding Amount of the Class A Notes does not exceed the lesser of (x) the Purchase Limit, or (y) the amount such that the Subordination Amount for the Series 2000-1 Notes would be less than the Minimum Subordination Amount. For purposes hereof, such calculations have been re-calculated by the Issuer based upon amounts and percentages as of the date hereof (after giving effect to the Purchase requested hereby).

     (v) The Servicer has received from the Indenture Trustee a receipt in the form of Exhibit F to the Sale and Servicing Agreement acknowledging that the Indenture Trustee has received the documents required to be delivered to it pursuant to Section 2.04 of the Sale and Servicing Agreement with respect to the requested Purchase.

     (vi) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase by the Purchaser.

____________________________

* Each Purchase shall be in an amount equal to $500,000 (or $5,000,000 with respect to the initial Purchase) and an integral multiple of $100,000 in excess thereof.

**   At least two Business Days' notice is required by the Issuer.

     (vii)  Attached as Annex 1 hereto, is a properly completed Series 2000-1
                        -------
Borrowing Base Report.

     This is the ____ day of ___________, ______.

                                             MCG CREDIT CORPORATION, on
                                             behalf of MCG Master Trust

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                                                         ANNEX 1

                                      MCG
                      SERIES 2000-1 Borrowing Base Report

                                                                                                               --------------
     Due Period                                                                                                  04/30/2000
                                                                                                               --------------
     Facility Amount                                                                                           $  150,000,000
     Number of Eligible Loans                                                                                              50
     Largest Commitment of all Eligible Loans                                                                  $   20,000,000

     Aggregate Outstanding Loan Balance (AOLB) from prior Borrowing Base Report                                $            -
     Aggregate Outstanding Loan Balance (AOLB) for current Borrowing Base Report                               $  100,000,000

     VFCC Advances Outstanding prior to Borrowing Base                                                         $   70,000,000
     Borrowing Request or Repayment                                                                            $            -
     VFCC Advances Outstanding after Borrowing Base                                                            $   70,000,000

     ----------------------------------------------------------------------------------------------------
                                          BORROWING BASE CALCULATION
     ----------------------------------------------------------------------------------------------------

1    Principal Balance of all Eligible Loans                                                                   $  100,000,000
2    Less: Delinquencies                                                                                       $            -
3    Aggregate Outstanding Loan Balance (AOLB) = (1-2)                                                         $  100,000,000

     Concentration Limits (amounts that exceed the limits should be stated here). Limits are to be calculated as percentage or dollar amount of AOLB unless otherwise stated.

4    Geographic Concentration (Loan to Obligors in a single state may not exceed 25%; state                    $            -
     concentration to be determined by revenues) - NOT APPLICABLE DURING THE RAMP-UP
     PERIOD
5    Industry Concentration (Loans to a single industry segment may not exceed the following): NOT
     APPLICABLE DURING THE RAMP-UP PERIOD
     THE RAMP UP PERIOD
        Radio - 40%                                                                                            $            -
        Television - 40%                                                                                       $      500,000
        Publishing - 40%                                                                                       $            -
        Community Newspapers - 40%                                                                             $            -
        Telecommunication - 35%                                                                                $            -
        Business Information Services - 30%                                                                    $            -
        Technology - 25%                                                                                       $            -
        Security Alarm Leasing Companies - 25%                                                                 $            -
        Paging - 25%                                                                                           $            -
        Towers - 25%                                                                                                        -
        Internet Service Provider - 25%                                                                        $            -
        E-commerce - 25%                                                                                       $            -
        Other - 25%                                                                                            $            -
        Any sub-segment of Telecommunication - 25%                                                             $            -
6    Single Obligor commitment may not exceed $13.3 MM during Ramp-Up period and $20MM thereafter              $    5,000,000
7    Six Largest Loan Outstanding (may not exceed the greater of: $90MM or 40%)                                $            -
8    Average Loan size (may not exceed $8MM)                                                                   $            -
9    Weighted Average Life (may not exceed 6.5 years)                                                          $            -
10   Risk Rating (weighted average risk rating may not exceed 5.75)                                            $    3,000,000
11   Grade 7 Limit (sum of all Loans with risk rating of 7 may not exceed 17.5%)                               $            -

                                    Annex-1

                                      MCG

                      SERIES 2000-1 Borrowing Base Report



12      Grade 7 Industry Limit (sum of all Loans to singleindustry segment with risk rating of 7 may not      $                 -
        exceed 10%) NOT APPLICABLE DURING THE RAMP-UP PERIOD
                                                                                                             --------------------
13      Excess Concentrations (Sum of 4 through 12)                                                           $         8,500,000
14      Principal Collections                                                                                 $                 -
15      Borrowing Base (3 minus 13 plus 14)                                                                   $        91,500,000
16      Borrowing Base prior to Principal Collections (3 minus 13)                                            $        91,500,000
17      Applicable Percentage for this Series                                                                                 100%
18      Allocated Amount (16*17)                                                                              $        91,500,000
19      Minimum Subordination Amount: The greater of 19A or 19B                                               $        18,300,000
A       18*19C                                                                                                $        18,300,000
B       $10,000,000 during Ramp-Up Period and $40,000,000 after the Ramp-Up Period                            $        10,000,000
C       Minimum Subordination Percentage (During Ramp-Up Period=20%; subsequent to ramp-up period, the greater of: (a) 20%
        and (b) 3 times largest Obligor aggregate commitments/by AOLB)                                                         20%
20      Advance Rate (1 minus Minimum Subordination Amount/Allocated Amount)                                                   80%
                                                                                                             --------------------
21      Maximum Availability from Borrowing Base = (18*20)                                                    $        73,200,000
22      Plus Principal Collection Account (if no series is in amortization)                                   $                 -
                                                                                                             --------------------
23      Total Availability = (21 plus 22)                                                                     $        73,200,000
24      Less Advances Outstanding Prior to Borrowing Base                                                     $                 -
                                                                                                             --------------------
25      Borrowing Availability = (23 minus 24)                                                                $        73,200,000
                                                                                                             --------------------
26      Borrowing Request (not to exceed Purchase Limit, $150,000,000, or cause the Subordination Amt. be     $                 -
        less than the Min. Sub. Amt. Noted in 19)
                                                                                                             ====================
27      Cash Withdrawal (up to 100% of cash in Principal Collection Account as long as facility is in         $                 -
        compliance)
                                                                                                             ====================

        --------------------------------------------------------------------------------------------------------------------------
        Description of Specific Action Requested:
        Example:  We would like to borrow $3,200,000
        Example:  We would like to withdraw $3,000,000 from the Principal Collection Account
        --------------------------------------------------------------------------------------------------------------------------

                                    Annex-2

        -----------------------------------------------------------------------
        MCG Grade 6 and 7s
        -----------------------------------------------------------------------

        Policy for administration of approval for inclusion of MCG grade 6 and 7s in Master Trust:

        Grade 7 loans to be limited to 17.5% of the aggregate eligible loan amount, with no sector representing more than 10% of the eligible loan amount

        For MCG grade 7 loans, a copy of MCG's one-page summary credit write up will be provided.

        Prior to contributing MCG grade 6 and 7 loans to the Master Trust, the following information will be provided by MCG for such 6 and 7 graded loans:
        Borrower Name
        Origination Date
        Commitment
        Outstanding
        Sector
        Current Risk Rating
        Previous Grade (if changed to 6 or 7 after being included in the pool) Date of Grade Change
        Industry Segment and subbasement (example: Telecom - CLECL)
        Collateral Value / LTV

                                    Annex-3

                                                                       EXHIBIT B

                              FORM OF RELATED GROUP
                                 ADDITION NOTICE

          Each of the undersigned hereby agrees to be bound by the terms of the Note Purchase Agreement referred to below as fully as if it were a signatory thereto.

Dated: ______________________

THE PURCHASERS                                    [            ]


                                                  Commitment: $_________________

                                                  By: __________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  [Address]
                                                  Attention: ___________________
                                                  Facsimile Number:_____________
                                                  Telephone Number: ____________

THE DEAL AGENT

("__________ Deal Agent"):            [              ]


                                       By: _________________________________
                                       Name:________________________________
                                       Title: ______________________________

                                       [Address]
                                       Attention: __________________________
                                       Facsimile Number:____________________
                                       Telephone Number: ___________________



CONSENTED TO:

MCG MASTER TRUST
Issuer

By:  MCG CREDIT CORPORATION


By: _____________________________
    Name:
    Title

MCG CREDIT CORPORATION
Servicer

By: _____________________________
    Name:
    Title



FIRST UNION SECURITIES, INC.


By: _____________________________
    Name:
    Title


[DEAL AGENTS]
[PURCHASERS]


Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement, dated as of June 1, 2000, among MCG Master Trust, MCG Credit Corporation, First Union Securities, Inc., as Administrative Agent, and the Purchasers and Deal Agents named therein (as such Agreement may be amended or modified from time to time).

                                                                       EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Note Purchase Agreement dated as of June 1, 2000 (the "Agreement") among MCG Master Trust, as Issuer, MCG Credit Corporation, as Servicer, First Union Securities, Inc., as Administrative Agent and VFCC Deal Agent, and the Purchasers and Deal Agents named therein. Terms defined in the Agreement or the Indenture referred to therein are used herein with the same meaning.

___________________________(the "Assignor") and __________________________(the
"Assignee") agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Annex 1 hereto of all outstanding rights and obligations of the Assignor under the Agreement, including, without limitations, such interest in the Assignor's Commitment. After giving effect to such sale and assignment, the Assignee's and the Assignor's Commitments will be as set forth in Section 2 of Annex 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation of warranty and assumes no responsibility with respect to any statements, warranties or representation made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of its related Purchasers or the performance or observance by its related Purchasers of any of their obligations under the Agreement or any other instrument or document furnished pursuant thereto; and
(iv) confirms to the Administrative Agent, the Issuer and the Servicer that the Assignee is an Eligible Assignee.

3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the related Deal Agent, the Assignor or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking action under the Agreement; (iii) confirms to the Administrative Agent, the Issuer and the Servicer that it is an Eligible Assignee; (iv) appoints and authorizes the [__________] Deal Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to such Deal Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Purchaser. The Assignee also covenants with each of its related Deal Agent, the Issuer and the Servicer that the Assignee will not make a public offering of the interest being assigned to and accepted by it hereby, and will not reoffer or resell such interest, in a manner that would render the issuance and sale of such interest, whether considered together with the resale or otherwise, a violation of the Securities Act of 1933 or any state securities or "Blue Sky" laws or required registration pursuant thereto.

4. Following the execution of this Agreement and Acceptance by the Assignor and the Assignee, it will be delivered to the [__________] Deal Agent for acceptance and recording by such Deal Agent. The effective date of this Assignment and Acceptance (the "Transfer Date") shall be the date of acceptance thereof by such Deal Agent, and, if required by the Agreement, the consent of the Issuer, unless a later date is specified in Section 3 of Annex 1.

5. Upon such acceptance by the [__________] Deal Agent and, if required by the Agreement, the consent of the Issuer, and upon such recording by such Deal Agent, as of the Transfer Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligation of a Purchaser thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligation under the Agreement.

6. Upon such acceptance by the [_________] Deal Agent and upon such recording by such Deal Agent, from and after the Transfer Date, the [__________] Deal Agent shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fee with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payment under the Agreement for periods prior to the Transfer Date directly between themselves.

7. THIS AGREEMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                (signatures to commence on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   [ASSIGNOR]

                                    By: __________________________
                                        Name:
                                        Title:

                                    Address for notices
                                    [Address]

                                    [ASSIGNEE]

                                    By: __________________________
                                        Name:
                                        Title:
                                    Address for notices
                                    [Address]

Acknowledged and accepted
this ____day of ____________, _____


[____________________]
as [__________] Deal Agent

By:_____________________
   Name:
   Title:


Consented to this
_____________ day of __________, ____


FIRST UNION SECURITIES, INC.
Administrative Agent

By: _____________________________
    Name:
    Title

Consent to this

____ day of ______, __________ *

MCG MASTER TRUST,
 Issuer

By: [________________________]
    Name:
    Title:


____________________
* Consent of the Issuer shall not be required for assignments to First Union National Bank or any of its banking Affiliates or for assignments to one or more entities that issue commercial paper for which the VFCC Deal Agent acts as Deal Agent.


                     [Annex 1 to Assignment and Acceptance]
                          Dated __________________, __

Section 1.

               Percent Interest: _______%

Section 2.

               Assignee's Commitment:                $________________

               Assignor's Commitment
               (after giving effect to assignment):  $________________

Section 3.

               Transfer Date:    ______________, __

                                AMENDMENT NO. 1
                                      TO
                            NOTE PURCHASE AGREEMENT

          AMENDMENT NO. 1, dated as of June 6, 2000, among MCG Master Trust (the "Issuer"), MCG Credit Corporation (the "Servicer"), Variable Funding Capital Corporation (the "Purchaser"), First Union Securities, Inc. (the "VFCC Deal Agent" and the "Administrative Agent") and First Union National Bank ("FUNB"), to that certain Note Purchase Agreement dated as of June 1, 2000 (the "Note Purchase Agreement") among the Issuer, the Servicer, the Purchaser and the VFCC Deal Agent.

          WHEREAS, the Issuer, the Servicer, the Purchaser and the VFCC Deal Agent entered into the Note Purchase Agreement in connection with the issuance by the Issuer of the MCG Master Trust Notes; and

          WHEREAS, Section 9.1 of the Note Purchase Agreement permits the Note Purchase Agreement to be amended from time to time pursuant to the conditions set forth therein; and

          WHEREAS, the parties hereto wish to amend the Note Purchase Agreement as set forth herein;

          NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement (as defined in Section 1.1(a) of the Note Purchase Agreement).

          2. A new definition "Additional Equity Date" is hereby added following the definition of "Acquisition Amount" to read in its entirety as follows:

             Additional Equity Date:  The date on which the Servicer furnishes
             ----------------------
             the Deal Agent with evidence satisfactory to the Deal Agent that the stockholders' equity of the Servicer (determined in accordance with generally accepted accounting principles) is equal to or greater than $300,000,000.

          3. The definition of "Minimum Subordination Amount" is hereby amended in its entirety to read as follows:

             Minimum Subordination Amount:  For any date of determination, the
             ----------------------------
             greater of (i) the excess of (x) the Outstanding Amount of the Class A Notes divided by 1.00 minus the Minimum Subordination Percentage over (y) the Outstanding Amount of the Class A Notes and (ii) $30 million; provided, however, that from and after the occurrence of an Event of Default (unless such Event of Default is waived pursuant to the terms of the Basic Documents) the Minimum Subordination Amount shall equal the Outstanding Amount of the Class A Notes.

          4. The definition of "Minimum Subordination Percentage" as hereby amended in its entirety to read as follows:

             Minimum Subordination Percentage:  For any date of determination
             --------------------------------
             the greater of (i) 24% (or 25% on and after the Trigger Date) and
             (ii) a fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of all Eligible Loans of the three largest Obligors (based upon aggregate Principal Balance) and the denominator of which is the AOLB; provided, however, that from and after the occurrence of an Event of Default (unless such Event of Default is waived pursuant to the terms of the Basic Documents), the Minimum Subordination Percentage shall equal 100%.

          5. The definition of "Purchase Limit" is hereby amended in its entirety to read as follows:

             Purchase Limit:  (i) prior to the Additional Equity Date,
             --------------
             $150,000,000 less the amount of any Swingline Advances
             outstanding, (ii) on or after the Additional Equity Date, $200,000,000 less the amount of any Swingline Advances outstanding; or (iii) such other amount as may be agreed to in writing among the Issuer and the Deal Agents; provided, however,
                                                           --------  -------
             that at all times on or after the Termination Date, the "Purchase Limit" shall mean the then Outstanding Amount of the Class A
             Notes and, provided, further, that the "Purchase Limit" may be
                        --------  -------
             reduced in accordance with the provisions of Section 2.3. Notwithstanding the foregoing, in calculating the Purchase Limit in connection with an Advance being used to repay a Swingline Advance, the amount of such Swingline Advance shall not be subtracted.

          6. The following definitions are added after the definition of "S&P" to read in their entirety as follows:

             Swingline Advance:  The fundings made by First Union pursuant to
             -----------------
             Section 10.2.

             Swingline Note:  The note issued by the Servicer to First Union
             --------------
             pursuant to Section 10.1(a).

             Swingline Termination Date:  The earlier of (i) 30 calendar days
             --------------------------
             after First Union provides the Servicer with written notice that First Union has determined that it shall no longer fund Swingline Advances or (ii) the Termination Date.

         7. A new definition "Trigger Date" is hereby added following the definition of "Termination Date" to read in its entirety as follows:

             Trigger Date:  The earliest to occur of (i) the date the
             ------------
             Outstanding Amount of the Class A Notes first equals or exceeds $150,000,000; (ii) the Additional Equity Date; (iii) the date the Servicer completes an initial public offering of its common stock; or (iv) the date the Servicer becomes registered as an investment company or a business development company under the Investment Company Act of 1940, as amended.

         8. Section 2.2 (b) is hereby amended by replacing the phrase "(ii) $500,000 in the case of any subsequent Purchase, and integral multiples of $100,000 in excess thereof" appearing therein with the phrase "(ii) $100,000 in the case of any subsequent Purchase".

         9. Section 4.1(g) is hereby amended in its entirety to read as follows:

             (g) The Issuer does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and if the Servicer is required to be registered as an "investment company" or a "business development company" under the 1940 Act, the Servicer will be so registered;

         10. Section 9.12 is hereby amended by adding a new clause (c) to read in tis entirety as follows:

             (c) Notwithstanding the foregoing, the provisions of this Section
             9.12 shall not apply to any Basic Document that is filed by the Servicer, after receiving the written consent of the Deal Agent, with the Securities and Exchange Commission.

         11. Section 9.14 is hereby amended by adding the following at the end of clause (iii) thereof:

             , including but not limited to assisting the Administrative Agent in the following:

             (a)  tape to file review;

             (b)  evaluating adherence to the Credit and Collection Policy;

             (c)  performing a payment applications test;

             (d) reviewing the compilation of delinquency data for reporting purposes;

             (e) discussing any outstanding exceptions noted by the Indenture Trustee;

             (f)  discussing and reviewing any non-performing Commercial Loans;

             (g)  discussing Obligor confirmations by external auditors; and

             (h) reporting and reviewing management flash reports on a monthly basis.

         12. A new Article X is hereby added at the end of Article IX to read in its entirety as set forth on Exhibit A hereto.

         13. Exhibit A (Form of Compliance Certificate and Funding Notice) is hereby amended by replacing the first footnote to read in its entirety as follows:

             *Each Purchase shall be in an amount at least equal to $100,0000.

         14. Annex I (Form of Series 2000-1 Borrowing Base Report) is hereby amended in its entirety to read as set forth on the attachment hereto.

         15. This Amendment No. 1 shall become effective when satisfactory evidence is presented to the VFCC Deal Agent that all conditions precedent set forth under the heading "Initial Amendments" in the letter agreement dated as of June 6, 2001 between the VFCC Deal Agent and the Originator have been satisfied.

         16. Except as otherwise set forth herein, the Note Purchase Agreement shall continue in full force and effect in accordance with its terms.

         17. This Amendment No. 1 may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.


THE ISSUER:                             MCG MASTER TRUST

                                        By:  MCG CREDIT CORPORATION


                                            By_____________________________
                                              Name:
                                              Title:

THE SERVICER:                           MCG CREDIT CORPORATION


                                            By_____________________________
                                              Name:
                                              Title:

THE PURCHASERS:                         VARIABLE FUNDING CAPITAL

Commitment: $150,000,000 (prior to the CORPORATION, a Delaware corporation Additional Equity Date)
                                        By:  First Union Securities, Inc., as
$200,000,000 (on and after the          Attorney-in-fact
Additional Equity Date)

                                            By:    ________________________
                                            Name:  ________________________
                                            Title: ________________________

                                        Variable Funding Capital Corporation
                                        c/o First Union Securities, Inc.
                                        One First Union Center, TW9
                                        Attention:  Conduit Administration
                                        Facsimile Number (704) 374-2520
                                        Telephone Number:  (704) 383-6036


THE DEAL AGENTS                         FIRST UNION SECURITIES, INC.
("VFCC Deal Agent") and THE
ADMINISTRATIVE AGENT:


                                            By:    ________________________
                                            Name:  ________________________
                                            Title: ________________________

                                             First Union Securities, Inc.
                                             One First Union Center, TW9
                                             Charlotte, North Carolina 28288
                                             Attention:  Conduit Administration
                                             Facsimile Number:  (704) 374-2520
                                             Telephone Number:  (704) 383-6036
                                             FIRST UNION NATIONAL BANK


                                             By:    _________________________
                                             Name:  _________________________
                                             Title: _________________________

                                                                       EXHIBIT A
                                   ARTICLE X
                               SWINGLINE ADVANCES

Section 10.1.  Sale and Delivery of the Swingline Note.
               ---------------------------------------

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Servicer agrees to deliver to First Union, on or before the effective date of Amendment No. 1 to this Note Purchase Agreement, a note (the "Swingline Note"), which Swingline Note shall be duly executed by the Servicer and registered in the name of First Union or its nominee. The Swingline Note shall be in a maximum principal amount equal to $25,000,000.

          (b) On the terms and conditions hereinafter set forth, the Servicer may request First Union to increase the principal outstanding on the Swingline Note (each such request, a "Swingline Funding Notice"), each such Swingline Funding Notice to be on the terms and conditions set forth herein and substantially in the form of Exhibit D hereto. The Swingline Funding Notice
                             ---------
shall be accompanied by a Funding Notice from the Issuer, pursuant to Section 2.2, for the Purchasers to fund a Purchase, in an amount equal to the amount of the Swingline Advance being requested, on a date not more than four (4) Business Days after the date such Swingline Advance will be funded. On each day prior to the Swingline Termination Date and subject to the satisfaction of the terms and conditions hereinafter set forth (including, without limitation Sections 10.2 and 10.3), First Union shall advance to the Servicer the amount requested under a Swingline Funding Notice from time to time during the period from the date hereof to but not including the Swingline Termination Date. Notwithstanding anything to the contrary herein contained, First Union shall have no obligation to make any Swingline Advance if, after giving effect to such Swingline Advance
(i) the aggregate amount of outstanding Swingline Advances made by First Union would exceed $25,000,000, or (ii) the sum of the outstanding amount of Swingline Advances made by First Union and the aggregate amount of outstanding Purchases made by the Purchasers would exceed the Purchase Limit, or (iii) after giving effect to the Purchase contemplated in the Swingline Funding Notice, the Subordination Amount for the Series 2000-1 Notes would be less than the Minimum Subordination Amount.

Section 10.2.  The Swingline Advances.
               ----------------------

          Until the occurrence of the Swingline Termination Date, First Union shall make Swingline Advances, subject to the provisions of Section 10.1 and
Section 10.3 hereof. Each Swingline Advance shall be made on the same Business Day (or such longer period as may be requested by the Issuer) after receipt (i) by First Union of a written Swingline Funding Notice substantially in the form of Exhibit D hereto delivered by the Servicer and (ii) by the VFCC Deal Agent of
   ---------
a written Funding Notice substantially in the form of Exhibit A hereto delivered
                                                      ---------
to it by the Servicer. Each of the Swingline Funding Notice and Funding Notice shall include a completed Series 2000-1 Borrowing Base Report substantially in the form of Annex 1 hereto. Each Swingline Funding Notice (along with the
            -------
Series 2000-1 Borrowing Base Report) must be received by First Union, and each related Funding Notice (along with the Series 2000-1 Borrowing Base Report) must be received by the VFCC Deal Agent, no later than 3:00 p.m. on the Business Day for which such Swingline Advance is requested. If any Swingline Funding Notice (or Series 2000-1 Borrowing Base Report) is received by First Union, or if any related Funding Notice (or Series 2000-1 Borrowing Base Report) is received by the VFCC Deal Agent, after 3:00 p.m. on the Business Day for which such Swingline Advance is requested or on a day that is not a Business Day, such Swingline Funding Notice (or Series 2000-1 Borrowing Base Report) , or such related Funding Notice (or Series 2000-1 Borrowing Base Report), shall be deemed to be received by First Union or the VFCC Deal Agent, as the case may be, at 9:00 a.m. on the next following Business Day. Each such Swingline Funding Notice shall specify the amount by which the principal of the Swingline Note is to increase on such date. Each amount specified in any such Swingline Funding Notice must be in an amount at least equal to $100,000. On the date of such Swingline Advance, First Union shall, upon satisfaction of the applicable conditions set forth in Section 10.3, make available to the Servicer, in same day funds, to the account designated by the Servicer in the Swingline Funding Notice, an amount equal to the Swingline Advance.

Section 10.3  Conditions Precedent to Each Swingline Advance.
              ----------------------------------------------

     Each Swingline Advance from First Union shall be subject to the further conditions precedent: (a) First Union shall have received a Swingline Funding Notice (along with a Series 2000-1 Borrowing Base Report), and the VFCC Deal Agent shall have received the related Funding Notice (along with a Series 2000-1 Borrowing Base Report), no later than 3:00 p.m. (Eastern time) on the Business Day such Swingline Advance is to be funded, (b) on the date of such Swingline Advance the following statements shall be true and the Servicer by accepting the amount of such Swingline Advance shall be deemed to have certified that:

          (i) The representations and warranties contained in Section 4.1 are true and correct on and as of such day as though made on and as of such date,

          (ii) No event has occurred and is continuing, or would result from such Swingline Advance which constitutes a Termination Event or a Potential Termination Event,

          (iii) On and as of such day, after giving effect to such Swingline Advance (x) the aggregate amount of outstanding Swingline Advances do not exceed $25,000,000, (y) the sum of the Outstanding Amount of the Class A Notes and the outstanding amount of such Swingline Advances do not exceed the Purchase Limit, and (z) after giving effect to the Purchase contemplated in the Swingline Funding Notice, the Subordination Amount for the Series 2000-1 Notes would not be less than the Minimum Subordination Amount,

          (iv) The proceeds of such Swingline Advance shall be used only to fund a Commercial Loan that will be transferred to the Issuer within four (4) Business Days of the date of such Swingline Advance,

          (v) With respect to the Commercial Loan being funded by the proceeds of such Swingline Advance, the VFCC Deal Agent shall have received a faxed copy of either the related executed Commercial Loan Note or the related advance request

     (provided, however, that no such faxed copy shall be required if, after giving effect to such Swingline Advance and the Purchase contemplated in the Swingline Funding Notice, the Subordination Amount would exceed the Minimum Subordination Amount), and

          (vi) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase by the Purchaser in accordance with the provisions hereof; and

(c) no later than 3:00 p.m. (Eastern time) on the Business Day such Swingline Advance is to be funded, First Union shall have received a certificate, substantially in the form of Exhibit A hereto, of the President, an Executive
                             ---------
Vice President, a Senior Vice President, a Vice President, the Controller, the Treasurer or any Assistant Treasurer of the Servicer (i) setting forth all information required under Section 10.2 hereof, and (ii) certifying that each of the conditions set forth in Section 10.3(b) has been satisfied in full on or before such day and, with respect to all determinations of each element of each calculation necessary to satisfy the conditions in Section 10.3(b)(iii), that such calculations and determinations shall be based upon amounts and percentages as of the date thereof (such certificate being referred to herein as a "Compliance Certificate") and dated as of the date of such request; and, (d) the Deal Agents shall have received, for their own account and for the accounts of the Purchasers, all fees and expenses required by the Agreement to be paid on or before the date of such Purchase.

Section 10.4.  Sources and Designation of Advances.
               -----------------------------------

          The Purchasers hereby agree that if First Union funds any Swingline Advance, the Purchasers shall repay First Union the principal amount of such Swingline Advance no later than four (4) Business Days after First Union funds such Swingline Advance. Such repayment shall be accomplished by the Purchasers remitting to First Union the amount (up to the amount of the outstanding Swingline Advance) that the Purchasers otherwise would be required to remit to the Funding Account pursuant to Section 2.2 in connection with the Purchase being made on the date of such repayment. The Issuer and the Servicer hereby authorize and instruct the Purchasers to repay First Union for any Swingline Advances in such manner.

          The VFCC Deal Agent is hereby authorized to enter on a schedule attached to the Swingline Note notations (which may be computer generated) with respect to each Swingline Advance made by First Union hereunder: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the VFCC Deal Agent to make any such notation on the schedule attached to the Swingline Note shall not limit or otherwise affect the obligation of the Servicer to repay the Swingline Advances in accordance with the terms as set forth herein.

Section 10.5.  Principal Repayments.
               --------------------

          Unless sooner paid by the Purchasers pursuant to Section 10.4, Swingline Advances shall be repaid in full by the Servicer on the fourth Business Day following the date such Swingline Advance was funded. Swingline Advances shall be with full recourse to the Servicer and, if a Swingline Advance is not repaid when due, First Union shall have all rights and remedies of a lender under applicable law.

Section 10.6.  Interest Payments.
               -----------------

          (a) Interest shall accrue on each Swingline Advance at the applicable Federal Funds Rate plus 1.0% per annum (prior to the Swingline Termination Date) or 1.5% per annum (on or after the Swingline Termination Date). Interest shall be computed on the basis of a year consisting of 360 days and the actual number of days elapsed for which interest is due. The Servicer shall pay interest on the unpaid principal amount of each Swingline Advance for the period commencing on and including the date First Union funds such Swingline Advance until but excluding the date that such Swingline Advance is paid in full. A Swingline Advance shall be deemed paid in full if the Purchasers repay such Swingline Advance as described in Section 10.4.

          (b) The VFCC Deal Agent shall determine the interest (including unpaid interest, if any, due and payable on prior Swingline Advances) to be paid on each Remittance Date for each Swingline Advance and shall advise the Servicer thereof no later than three (3) Business Days prior to each Remittance Date. On each Remittance Date the Servicer shall remit to the VFCC Deal Agent, for payment to First Union, the amount of accrued and unpaid interest then owing for Swingline Advances.

                                                                       EXHIBIT D

                       FORM OF COMPLIANCE CERTIFICATE AND
                           SWINGLINE FUNDING NOTICE

          I, _________________________________________, ____________ of MCG
Credit Corporation (the "Servicer"), on behalf of MCG Master Trust (the "Issuer"), hereby certify that, with respect to that certain Note Purchase Agreement, dated as of June 1, 2000 (the "Note Purchase Agreement;" all defined terms in the Note Purchase Agreement are incorporated herein by reference):

     (i) Servicer hereby requests a Swingline Advance in the amount of* $____________________ to take place on ____________. Such amount shall be sent to the following account: _______________________.

     (ii) The Issuer hereby requests that a Purchase be made in accordance with the following terms:

          (a) The Advance related to such Purchase shall be in an amount equal to the Swingline Advance requested pursuant to (i) above.

          (b) The date of such Purchase shall be ___________________.**

          (c) The proceeds of the Advance shall be remitted to First Union to repay the Swingline Advance.

     (iii) The representations and warranties contained in Section 4.1 of the Note Purchase Agreement are true and correct as though made on the date hereof.

     (iv) Except as described below, no event has occurred and is continuing, or would result from any Swingline Advance occurring on the date hereof, which constitutes a Termination Event or a Default, or a Potential Termination
Event.

     (v) As of the date hereof (after giving effect to the Swingline Advance requested hereby) (x) the aggregate amount of outstanding Swingline Advances do not exceed $25,000,000, (y) the sum of the Outstanding Amount of the Class A Notes and the outstanding amount of such Swingline Advances do not exceed the Purchase Limit, and (z) after giving effect to the Purchase contemplated in the Swingline Funding Notice, the Subordination Amount for the Series 2000-1 Notes would not be less than the Minimum Subordination Amount, (after giving effect to the Swingline Advance requested hereby).


-------
* Each Swingline Advance and Purchase shall be in an amount at least equal to $100,000.
** At least two Business Days' after the date of this notice, but no more than four Business Days after the date of the Swingline Advance.

     (vi) The proceeds of such Swingline Advance shall be used only to fund a Commercial Loan that will be transferred to the Issuer within four (4) Business Days of the date of such Swingline Advance.

     (vii) With respect to the Commercial Loan being funded by the proceeds of such Swingline Advance, the VFCC Deal Agent has received a faxed copy of either the related executed Commercial Loan Note or the related Advance Request (provided, however, that no such faxed copy shall be required if, after giving effect to such Swingline Advance and the Purchase contemplated in the Swingline Funding Notice, the Subordination Amount would exceed the Minimum Subordination Amount).

     (viii) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase by the Purchaser in accordance with the provisions hereof.

      (ix) Attached as Annex 1 hereto, is a properly completed Series 2000-1
                       -------
Borrowing Base Report.

          This is the ____ day of ___________, ______.


                                       MCG CREDIT CORPORATION, on
                                       behalf of MCG Master Trust
                                       By:_____________________________
                                       Name:___________________________
                                       Title:____________________________

                                                                         ANNEX I

                                      MCG

                      Series 2001-1 Borrowing Base Report

                                                                                                  ------------------------
         Due Period                                                                                         1/0/00
                                                                                                  ------------------------

         Facility Amount                                                                             $                 -
         Number of Eligible Loans                                                                                      -
         3 Largest Commitments of all Eligible Loans                                                 $                 -

         Aggregate Outstanding Loan Balance (AOLB) from prior Borrowing Base Report                  $                 -
         Aggregate Outstanding Loan Balance (AOLB) for current Borrowing Base Report                 $                 -

         VFCC Advances Outstanding prior to Borrowing Base                                           $                 -
         Borrowing Request or Repayment                                                              $                 -
         VFCC Advances Outstanding after Borrowing Base                                              $                 -

       -------------------------------------------------------------------------------------------
         BORROWING BASE CALCULATION
       -------------------------------------------------------------------------------------------

1        Principal Balance of all Eligible Loans                                                     $                 -
2        Less: Delinquencies                                                                         $                 -
3        Aggregate Outstanding Loan Balance (AOLB) = (1-2)                                           $                 -

         Concentration Limits (amounts that exceed the limits should be stated here).  Limits are to be calculated as percentage of AOLB unless otherwise stated.

4        Geographic Concentration (Loan to Obligors in a single state may not exceed 25%; state      $                 -
         concentration to be determined by revenues)

5        Industry Concentration (Loans to a single industry segment may not exceed the following):
           Radio - 35%
           Television - 35%
           Publishing - 35%
           Community Newspapers - 40%
           Telecommunication - 25%
           Business Information Services - 25%
           Technology - 20%
           Security Alarm Leasing Companies - 20%
           Paging - 15%
           Towers - 20%
           Internet Service Provider - 15%
           E-commerce - 15%
           Other - 15%
           Any sub-segment of Telecommunication - 15%
6        Single Obligor Outstandings may not exceed $20MM



7        Six Largest Obligor Outstandings  (may not exceed the greater of: $90MM or 40%)
8        Average Obligor size (may not exceed $8MM)
9        Weighted Average Life (may not exceed 6.5 years)
10       Risk Rating (weighted average risk rating may not exceed 5.75)
11       Risk Rated 7 Limit (sum of all Loans with risk rating of 7 may not exceed 12.5%)
12       Risk Rated 7 Industry Limit (sum of all Loans to single industry segment with risk rating of 7 may not exceed 10%)
13       Risk Rated 7 + material restructurings of Risk Rated 6 Limit (20%)
14       Risk Rated 8, 9, and 10 Loan Limit (0%)
15       Excess Concentrations (Sum of  4 through 13)
                                                                                                  ------------------------

16       Principal Collections
17       Borrowing Base (3 minus 15 plus 16)
18       Borrowing Base prior to Principal Collections (17 minus 16)
19       Applicable Percentage for this Series
20       Allocated Amount (18*19)
     21  Minumum Subordination Amount: The greater of 21A or 21B
      A  18*19C
      B  $30,000,000
      C  Minimum Subordination Percentage (the greater of: (a) 24% and (b) the 3 largest Obligor
         Outstandings / by AOLB)

     21  Advance Rate (1 minus Minimum Subordination Amount/Allocated Amount)
                                                                                                  ------------------------

     22  Maximum Availability from Borrowing Base = (20*21)
     23  Plus Principal Collection Account (if no series is in amortization)
     24  Total Availability = (22 plus 23)

     25  Less Advances Outstanding Prior to Borrowing Base                                        ------------------------

     26  Borrowing Availability = (23 minus 24)                                                   ------------------------

     27  Borrowing Request (not to exceed Purchase Limit, $150,000,000, or cause the
         Subordination Amt. to exceed the Min. Sub. Amt. noted in 21)                             ========================

     28  Cash Withdrawal (up to 100% of cash in Principal Collection Account as long as facility
         is in compliance)                                                                        ========================

       -----------------------------------------------------------------------
         Description of Specific Action Requested:                      None
       -----------------------------------------------------------------------
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         MCG  Grade 6 and 7s
       -----------------------------------------------------------------------

         Policy for administration of approval for inclusion of MCG grade 6 and 7s in Master Trust:

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

         Grade 7 loans to be limited to 12.5% of the aggregate eligible loan amount, with no sector representing more than 10% of the eligible loan amount.

         For MCG grade 7 loans, a copy of MCG's one-page summary credit write up will be provided.

         Prior to contributing MCG grade 6 and 7 loans to the Master Trust, the following information will be provided by MCG for such 6 and 7 graded loans:

         Borrower Name
         Origination Date
         Commitment
         Outstanding
         Tenor
         Current Risk Rating
         Previous Grade (if changed to 6 or 7 after being included in the pool) Date of Grade Change
         Industry Segment and subsegment (example: Telecom - CLECL)
         Collateral Value / LTV

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